                                                                   EXHIBIT 10.18

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                             STOCKHOLDERS' AGREEMENT


                          dated as of February 27, 2004


                                      among


                        VESTAR CAPITAL PARTNERS IV, L.P.,

                           VESTAR CUP INVESTMENT, LLC,

                         VESTAR CUP INVESTMENT II, LLC,

                            SCC HOLDING COMPANY LLC,

                                SOLO CUP COMPANY,

                        SOLO CUP INVESTMENT CORPORATION,

                                       and

                            THE MANAGEMENT INVESTORS

================================================================================

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                                TABLE OF CONTENTS

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
SECTION 1.   DEFINITIONS......................................................................1

     1.1.   Defined Terms.....................................................................1
     1.2.   Other Definitional Provisions; Interpretation....................................12

SECTION 2.   VOTING AGREEMENTS...............................................................12

     2.1.   Election of Directors............................................................12
     2.2.   Committees.......................................................................14
     2.3.   Consent Rights...................................................................14
     2.4.   Available Financial Information; Access..........................................20
     2.5.   Board Procedures.................................................................20

SECTION 3.   TRANSFERS AND ISSUANCES.........................................................21

     3.1.   Limitations on Transfer..........................................................21
     3.2.   Permitted Transfers..............................................................23
     3.3.   Effect of Void Transfers.........................................................24
     3.4.   Legend on Equity Securities......................................................24
     3.5.   Tag-Along Rights.................................................................24
     3.6.   Public Offerings, etc............................................................29
     3.7.   Drag-Along Rights................................................................29
     3.8.   Participation Rights.............................................................30
     3.9.   Company Call Right...............................................................31
     3.10.   Non-Competition.................................................................33

SECTION 4.   MISCELLANEOUS...................................................................33

     4.1.   Additional Securities Subject to Agreement.......................................33
     4.2.   Termination......................................................................33
     4.3.   Representations and Warranties of Stockholders...................................33
     4.4.   Holdings LLC Indemnity...........................................................34
     4.5.   Representations and Warranties of the Company....................................35
     4.6.   Other Stockholders' Agreements...................................................36
     4.7.   Amendments.......................................................................36
     4.8.   Successors, Assigns and Transferees..............................................37
     4.9.   Notices..........................................................................37
     4.10.   Integration.....................................................................38
     4.11.   Further Assurances..............................................................38
     4.12.   Entire Agreement................................................................38
     4.13.   Delays or Omissions.............................................................39
     4.14.   Severability....................................................................39
     4.15.   Effective Date..................................................................39
     4.16.   Enforcement.....................................................................39

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
                                                                                           Page
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
     4.17.   Titles and Subtitles............................................................39
     4.18.   No Recourse.....................................................................39
     4.19.   Counterparts....................................................................40
     4.20.   Governing Law...................................................................40
     4.21.   Additional Management Investors.................................................40

                                      -ii-
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          STOCKHOLDERS' AGREEMENT (this "Agreement"), dated as of February 27,
2004, among Vestar Capital Partners IV, L.P. ("VCP"), Vestar Cup Investment, LLC ("VESTAR INVESTMENT"), Vestar Cup Investment II, LLC ("VESTAR INVESTMENT II"), SCC Holding Company LLC ("HOLDINGS LLC"), Solo Cup Investment Corporation (the "COMPANY"), Solo Cup Company, a Delaware corporation and a wholly owned subsidiary of the Company ("NEW SOLO"), the parties identified on the signature pages hereto or to the supplementary agreements referred to in Section 4.20 as Management Investors (the "MANAGEMENT INVESTORS") and the other signatories hereto (collectively, the "STOCKHOLDERS").

                              W I T N E S S E T H :

          WHEREAS, as of the Closing Date, VCP, Vestar Investment, Vestar Investment II, Holdings LLC and the Management Investors are the holders of all of the outstanding shares of voting stock of the Company and other outstanding securities exercisable or exchangeable for or convertible into voting stock of the Company; and

          WHEREAS, the parties hereto wish to enter into certain agreements in connection with the Equity Securities (as defined below) acquired by the parties hereto;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

          SECTION 1.  DEFINITIONS

          1.1. DEFINED TERMS. As used in this Agreement, terms defined in the heading and the recitals shall have their respective assigned meanings, and the following capitalized terms shall have the meanings ascribed to them below:

          "ACCOUNTING CHANGE" shall have the meaning set forth in the Credit Agreement.

          "ACCREDITED INVESTOR" shall mean an "Accredited Investor," as defined in Regulation D promulgated under the Securities Act, or any successor rule then in effect.

          "ADDITIONAL RIGHT" shall have the meaning set forth in Section 3.8(b) hereof.

          "ADDITIONAL VCP DIRECTORS" shall have the meaning set forth in Section 2.1(f) hereof.

          "AFFILIATE" shall mean, with respect to any Person, (i) any Person that directly or indirectly controls, is controlled by or is under common control with such Person or (ii) any Person directly or indirectly owning or controlling ten percent (10%) or more of any class of outstanding equity interests of such Person after giving effect to the exercise, exchange or conversion of options, warrants or other securities owned or controlled by such Person which are exercisable, exchangeable or convertible into such equity interests or (iii) any director, officer, partner, trustee, or member of such Person or any Person specified in clause (i) or (ii) above or (iv) in the case of any Person specified in clause (i), (ii) or (iii) above who is an individual, Family Members of such Person.

                                        1
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                                                                               2

          "AGREEMENT" shall mean this Stockholders' Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "BENEFICIAL OWNER" or "BENEFICIALLY OWN" shall have the meaning given such term in Rule 13d-3 under the Exchange Act, and a Person's beneficial ownership of securities will be calculated in accordance with the provisions of such Rule; PROVIDED, HOWEVER, that a Person will be deemed to be the beneficial owner of any security which may be acquired by such Person, whether within sixty (60) days or thereafter, upon the conversion, exchange or exercise of any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire (x) capital stock of any Person or (y) debt or other evidences of indebtedness, capital stock or other securities directly or indirectly convertible into or exercisable or exchangeable for such capital stock of such Person.

          "BOARD" shall mean, unless otherwise specified hereunder, the Board of Directors of the Company.

          "BUSINESS DAY" shall mean a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

          "BYLAWS" shall mean the Bylaws of the Company as in effect on the date hereof, as the same may be amended from time to time in accordance with the terms thereof and hereof.

          "CALL EVENT" shall have the meaning assigned to such term in Section
     3.9 hereof.

          "CALL NOTICE" shall have the meaning assigned to such term in Section
     3.9 hereof.

          "CAUSE" shall (i) with respect to any director, mean (a) willful malfeasance or willful misconduct by a director in connection with the performance of his duties as such, (b) the commission by a director of (I) any felony or (II) a misdemeanor involving moral turpitude or (c) a determination by a court of competent jurisdiction in the United States that such director, as such or in any other capacity (whether or not relating to the Company), breached a fiduciary duty owed by him or her to another Person, and (ii) with respect to any Management Investor, have the meaning assigned to such term in the Management Investor's employment agreement or, if not defined therein or if there is no such agreement, "Cause" shall mean (a) the Management Investor's willful failure to perform the Management Investor's duties (other than as a result of total or partial incapacity due to physical or mental illness) which is not cured following written notice, (b) the Management Investor's conviction of, or plea of NOLO CONTENDERE to, a crime constituting (I) a felony under the laws of the United States or any state thereof or (II) a misdemeanor involving moral turpitude, (c) the Management Investor's willful malfeasance or willful misconduct in connection with the Management Investor's duties which is materially injurious to the financial condition or business reputation of the Company or any of its Affiliates, (d) the Management Investor's breach of any non-competition, non-solicitation or confidentiality provisions to which the Management

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                                                                               3

     Investor is subject (other than disclosure of confidential information made by the Management Investor in the ordinary course of business so long as the Management Investor reasonably believes that such disclosure is in furtherance of the Company's business), or (v) any material breach by the Management Investor of the Management Investor's employment agreement; PROVIDED that the Company provides written notice to the Management Investor within sixty (60) days of its knowledge that such a breach has occurred; and PROVIDED FURTHER that the Management Investor shall have ten
     (10) business days following the actual receipt of such notice to cure such breach.

          "CERTIFICATE OF DESIGNATIONS" shall mean the Certificate of Designations of the Company relating to the Convertible Participating Preferred Stock.

          "CERTIFICATE OF INCORPORATION" shall mean the Certificate of Incorporation of the Company as in effect on the date hereof, as the same may be amended from time to time in accordance with the terms thereof and hereof.

          "CHANGE OF CONTROL" means (i) any merger, consolidation or other business combination of the Company or Holdings LLC with or into any other entity, recapitalization, spin-off, distribution or any other similar transaction, whether in a single transaction or series of related transactions, where VCP, Vestar Investment, Vestar Investment II and the beneficial owners of units of Holdings LLC on the Closing Date, and their respective Permitted Transferees, collectively, cease to beneficially own at least 50% of the voting power of the voting securities of the entity surviving or resulting from such transaction (or the ultimate sole parent thereof) (such ownership being based solely on the Voting Securities beneficially owned by such Persons immediately prior to such event), (ii) any transaction or series of related transactions as a result of which VCP, Vestar Investment, Vestar Investment II and the beneficial owners of units of Holdings LLC on the Closing Date, and their respective Permitted Transferees, collectively, cease to beneficially own at least 50% of the voting power of the Voting Securities of the Company (or the ultimate sole parent thereof) or (iii) any sale, transfer, lease, assignment, conveyance, exchange, mortgage or other disposition of all or substantially all of the assets, property or business of the Company and its Subsidiaries.

          "CHANGE OF CONTROL REDEMPTION" shall have the meaning assigned to such term in the Certificate of Designations.

          "CLOSING DATE" shall mean the date of the sale of Convertible Participating Preferred Stock pursuant to the Preferred Stock Purchase Agreement.

          "COMMON STOCK" shall mean the common stock, par value $.01 per share, of the Company.

          "COMMON STOCK EQUIVALENTS" shall mean any warrants, rights, calls, options or other securities exchangeable or exercisable for or convertible into Common Stock, including without limitation CPUs and shares of Convertible Participating Preferred Stock.

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                                                                               4

          "COMPANY" shall have the meaning set forth in the Preamble.

          "COMPANY COMPETITOR" shall mean any Person that derives either (i) 35% or more or (ii) $250,000,000 or more of its annual revenue from the sale of products that compete directly with products sold by the Company.

          "CONSOLIDATED EBITDA" shall have the meaning set forth in the Credit Agreement.

          "CONSOLIDATED LEVERAGE RATIO" shall have the meaning set forth in the Credit Agreement.

          "CONVERTIBLE PARTICIPATING PREFERRED STOCK" shall mean the Convertible Participating Preferred Stock, par value $.01 per share, of the Company.

          "CPUs" shall have the meaning set forth in the Management Incentive Plan.

          "CREDIT AGREEMENT" shall mean that certain Credit Agreement, dated as of February 27, 2004 among New Solo, as the Borrower, the Company, Bank of America, N.A., and the other lenders party thereto, and any amendments thereto approved in accordance with the terms hereof; PROVIDED, that for purposes of Section 2.3 hereof no effect shall be given to any amendments thereto or waivers of the terms thereof after the date hereof.

          "CUMULATIVE CONSOLIDATED EBITDA" shall mean for (i) the fiscal year ended December 31, 2006, Consolidated EBITDA for such period; (ii) the fiscal year ended December 31, 2007, the sum of Consolidated EBITDA for the prior fiscal year plus Consolidated EBITDA for the fiscal year ended December 31, 2007; (iii) the fiscal year ended December 31, 2008, the sum of Consolidated EBITDA for the prior two fiscal years plus Consolidated EBITDA for the fiscal year ended December 31, 2008; (iv) the fiscal year ended December 31, 2009, the sum of Consolidated EBITDA for the prior three fiscal years plus Consolidated EBITDA for the fiscal year ended December 31, 2009; and (v) the fiscal year ended December 31, 2010, the sum of Consolidated EBITDA for the prior four fiscal years plus Consolidated EBITDA for the fiscal year ended December 31, 2010.

          "DEBT INSTRUMENTS" shall mean each of the Credit Agreement, the Senior Subordinated Notes and the Senior Subordinated Notes Indenture and any amendments thereto approved in accordance with the terms hereof; PROVIDED, that for purposes of Section 2.3 hereof no effect shall be given to any amendments thereto or waivers of the terms thereof after the date hereof.

          "DISABILITY" means "Disability" as such term may be defined in any employment agreement between the Management Investor and the Company or any of its Subsidiaries or Affiliates or, if there is no such employment agreement, "Disability" shall mean the Management Investor becomes physically or mentally incapacitated and is therefore unable for a period of six (6) consecutive months or for an aggregate of eight (8) months

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                                                                               5

     in any twelve (12) consecutive month period, to perform the Management Investor's duties with the Company or any Subsidiary or Affiliate thereof. Any question as to the existence of the Disability of the Management Investor as to which the Management Investor and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Management Investor and the Company. If the Management Investor and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and the Management Investor shall be final and conclusive for all purposes of this Agreement (such inability is hereinafter referred to as "Disability" or being "Disabled").

          "DIVIDEND COMMON STOCK" shall have the meaning set forth in Section 3.1(a) hereof.

          "DGCL" shall have the meaning set forth in Section 4.20 hereof.

          "ELECTION NOTICE" shall have the meaning set forth in Section 3.5(c) hereof.

          "ELECTION PERIOD" shall have the meaning set forth in Section 3.5(c) hereof.

          "EQUITY SECURITIES" shall mean any and all shares of Common Stock and Common Stock Equivalents and Redeemable Preferred Stock.

          "EVENT OF DEFAULT" shall have the meanings assigned to such term in the applicable Debt Instrument.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

          "EXCLUDED SECURITIES" means (i) Equity Securities issued to the Initial Investors on the Closing Date, (ii) Common Stock issued upon conversion of Convertible Participating Preferred Stock (iii) Equity Securities issued as dividends or distributions to holders of Convertible Participating Preferred Stock or Common Stock, as the case may be, generally, on a pro rata basis, (iv) Equity Securities issued pursuant to, or in connection with, the acquisition of any business, products, technologies or other assets from any Persons pursuant to any transaction approved by the Board, (v) Equity Securities issued pursuant to, or in connection with, any strategic partnership, joint venture, licensing arrangement or similar transaction approved by the Board, (vi) Equity Securities issued to the parties providing credit arrangements or similar strategic transactions with financing institutions or lessors approved by the Board, (vii) Equity Securities issued in accordance with the terms of the Management Incentive Plan or stock option plans of the Company approved by the Board in accordance with the Certificate of Incorporation and the Bylaws (A) prior to the date hereof or (B) after the date hereof and in accordance with the terms of this Agreement, and, in each case, the shares of Convertible Participating Preferred Stock or Common Stock issued upon the exercise,

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                                                                               6

     conversion or exchange of such Equity Securities, (viii) Other Capital Stock Equivalents issued as dividends or distributions to all holders of Other Capital Stock, generally, on a pro rata basis and (ix) Common Stock issued pursuant to a Public Offering.

          "FAIR MARKET VALUE" shall have the meaning assigned to such term in the Certificate of Designations.

          "FAMILY MEMBER" means with respect to any individual (i) any member of the immediate family of such individual (which shall mean any parent, spouse, child or other lineal descendants (including by adoption), brother or sister thereof or any spouse of any of the foregoing), (ii) each trust created for the benefit of such individual or in which one or more members of such individual's immediate family has a beneficial interest and (iii) any Person who is controlled by any such immediate family member or trust (including each custodian of property for one or more such Persons).

          "GAAP" shall have the meaning set forth in the Credit Agreement.

          "GOOD REASON" shall mean "Good Reason" as defined in the Management Investor's employment agreement or, if not defined therein or if there is no such agreement, "Good Reason" shall mean (i) a substantial diminution in the Management Investor's position or duties or assignment of duties materially inconsistent with his or her position, (ii) any reduction in the Management Investor's base salary, except if such reduction is part of an across-the-board reduction similarly affecting other executives, or (iii) any material breach by the Company of the Management Investor's employment agreement; PROVIDED that the Company shall have 30 business days following receipt of written notice of the existence of "Good Reason" to cure such breach; PROVIDED FURTHER that in each case, "Good Reason" will cease to exist for an event on the 60th day following the later of its occurrence or the Management Investor's knowledge thereof, unless the Management Investor has given the Company written notice thereof prior to such date.

          "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "HOLDINGS LLC" shall mean SCC Holding Company LLC, a Delaware limited liability company.

          "HOLDINGS LLC AGREEMENT" shall mean the SCC Holding Company LLC Limited Liability Company Agreement in the form PROVIDED to VCP prior to the date hereof without giving effect to any amendment thereto (or waiver of any provision thereof) not approved by VCP in writing if required to be so approved pursuant to Section 3.1(b) hereof.

          "HOLDINGS LLC DIRECTORS" shall have the meaning set forth in Section 2.1(a)(ii) hereof.

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          "INITIAL INVESTORS" shall mean VCP, Vestar Investment, Vestar
     Investment II, Holdings LLC and the Management Investors.

          "INVESTMENTS" shall have the meaning set forth in Section 2.3(a)(xv) hereof.

          "IPO" shall mean the initial Public Offering of Common Stock.

          "IPO DATE" shall mean the first date of the issuance of Common Stock in an IPO.

          "ISSUANCE" shall have the meaning set forth in Section 3.8(a) hereof.

          "JUNIOR SECURITIES" shall have the meaning assigned to such term in the Certificate of Designations.

          "LAPSE DATE" shall have the meaning assigned to such term in Section
     3.1 hereof.

          "LIEN" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).

          "LIQUIDATION PREFERENCE" shall have the meaning assigned to such term in the Certificate of Designations.

          "LIQUIDITY EVENT" shall mean (i) a Change of Control or (ii) any Transfer to a Third Party by (A) Holdings LLC of 20% or more of the aggregate equity interest in the Company on the Closing Date or (B) beneficial owners of units of Holdings LLC on the Closing Date which would result in such Third Parties owning, directly or indirectly, 28.5% or more of the units in Holdings LLC on the Closing Date.

          "LLC TAGGING STOCKHOLDER" shall have the meaning set forth in Section 3.5(b) hereof.

          "MANAGEMENT AGREEMENT" shall have the meaning assigned to such term in the Preferred Stock Purchase Agreement.

          "MANAGEMENT INCENTIVE PLAN" shall mean the Company's 2004 Management Investment and Compensation Plan, without giving effect to any amendment or waiver thereof not approved in writing by VCP.

          "MANAGEMENT INVESTORS" shall mean the persons designated as such on the signature pages hereto.

          "MERGER" shall have the meaning set forth in the Preferred Stock Purchase Agreement.

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                                                                               8

          "NEW EQUITY INTEREST" shall have the meaning set forth in Section 3.8(a) hereof.

          "NEW SOLO" shall mean Solo Cup Company, a Delaware corporation.

          "NEW SOLO BOARD" shall mean the board of directors of New Solo.

          "OFFERING MEMORANDUM" shall have the meaning set forth in the Preferred Stock Purchase Agreement.

          "OPTIONS" shall have the meaning assigned to such term in the Management Incentive Plan.

          "OPTION CALL PRICE" shall have the meaning set forth in Section
     3.9(a).

          "OPTION STOCK" shall mean all shares of Common Stock of the Company received or to be received by a Management Investor upon the exercise or other settlement of an Option.

          "ORIGINAL ISSUANCE DATE" means the date on which the first share of Convertible Participating Preferred Stock was issued.

          "ORIGINAL VCP DIRECTORS" shall have the meaning set forth in Section 2.1(a)(i) hereof.

          "OTHER CAPITAL STOCK" shall have the meaning set forth in Section 3.8(a)(ii) hereof.

          "OTHER CAPITAL STOCK EQUIVALENTS" shall have the meaning set forth in
     Section 3.8(a)(ii) hereof.

          "PARTICIPATING DIVIDEND" shall have the meaning set forth in the Certificate of Designations.

          "PERMITTED INDEBTEDNESS" means (i) intercompany debt, (ii) indebtedness for borrowed money incurred under the Debt Instruments, (iii) indebtedness outstanding on the date hereof listed on Schedule 7.02 of the Credit Agreement and (iv) other indebtedness for borrowed money permitted by the Debt Instruments.

          "PERMITTED TRANSFER" shall have the meaning set forth in Section 3.2 hereof.

          "PERMITTED TRANSFEREE" shall mean any Stockholder who acquired Equity Securities pursuant to a Permitted Transfer.

          "PERSON" shall mean any individual, corporation, limited liability company, partnership, trust, association, trust or business trust, unincorporated organization or joint venture, Governmental Authority or other entity of any nature whatsoever.

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                                                                               9

          "PREFERRED STOCK PURCHASE AGREEMENT" shall mean the Preferred Stock Purchase Agreement dated as of the Closing Date, among the Company, VCP, Vestar Investment, and Vestar Investment II.

          "PUBLIC OFFERING" shall mean the sale of Equity Securities to the public pursuant to an effective registration statement filed under the Securities Act, which results in an active trading market in such Equity Securities (it being understood that such an active trading market shall be deemed to exist if, among other things, such Equity Securities are listed on a national securities exchange or on the NASDAQ National Market).

          "PURCHASED EQUITY SHARES" shall mean the Convertible Participating Preferred Stock of the Company purchased by Management Investors.

          "REDEEMABLE PREFERRED STOCK" shall have the meaning set forth in the Certificate of Designations.

          "REDEEMABLE PREFERRED STOCK CERTIFICATE OF DESIGNATIONS" shall have the meaning set forth in the Certificate of Designations.

          "REDEMPTION DATE" shall have the meaning set forth in the Certificate of Designations.

          "REDEMPTION SECURITIES" shall have the meaning set forth in the Certificate of Designations.

          "REDEMPTION SECURITIES HOLDER" shall have the meaning set forth in the Certificate of Designations.

          "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement dated as of the Closing Date among the parties hereto.

          "RESPONSIBLE OFFICER" means the chief executive officer, president, chief operating officer, chief financial officer, treasurer or assistant treasurer of the Company or a Subsidiary of the Company.

          "RIGHT" shall have the meaning set forth in Section 3.8(a) hereof.

          "RULE 144" shall mean Rule 144 or successor rule, as amended, under the Securities Act.

          "SECTION 3.9(a) CALL EVENT" shall have the meaning assigned to such term in Section 3.9 hereof.

          "SECTION 3.9(b) CALL EVENT" shall have the meaning assigned to such term in Section 3.9 hereof.

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                                                                              10

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

          "SENIOR EXECUTIVE" shall mean Ronald L. Whaley.

          "SENIOR SUBORDINATED NOTES" means the 8 1/2% unsecured subordinated notes of New Solo due February 15, 2014 in an aggregate principal amount of $325,000,000 issued and sold on February 27, 2004 pursuant to the Senior Subordinated Notes Indenture, and any amendments thereto approved in accordance with the terms hereof.

          "SENIOR SUBORDINATED NOTES INDENTURE" means the Indenture, dated as of February 27, 2004, by and among U.S. Bank National Association, as trustee, New Solo and the Subsidiary Guarantors (as defined in the Credit Agreement), and any amendments thereto approved in accordance with the terms hereof.

          "SOLO" shall mean Solo Cup Company, an Illinois corporation.

          "SOLO FAMILY MEMBER" means any individual holding beneficial interests in units of Holdings LLC on the Closing Date and any Family Member thereof.

          "STOCKHOLDERS" shall mean VCP, Vestar Investment, Vestar Investment II, Holdings LLC, the Management Investors and the other signatories hereto other than the Company and New Solo.

          "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association or other business entity of which fifty percent (50%) or more of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, or fifty percent (50%) or more of the equity interest therein, is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of such Person or a combination thereof.

          "SUBSTANTIALLY UNDERPERFORMS" shall mean either (A) for (i) the fiscal year ended December 31, 2006, either a Cumulative Consolidated EBITDA of less than $185 million or a Consolidated Leverage Ratio of greater than 6.25; (ii) the fiscal year ended December 31, 2007, either a Cumulative Consolidated EBITDA of less than $395 million or a Consolidated Leverage Ratio of greater than 6.00; (iii) the fiscal year ended December 31, 2008, either a Cumulative Consolidated EBITDA of less than $625 million or a Consolidated Leverage Ratio of greater than 5.75; (iv) the fiscal year ended December 31, 2009, either a Cumulative Consolidated EBITDA of less than $855 million or a Consolidated Leverage Ratio of greater than 5.50; and (v) the fiscal year ended December 31, 2010, either a Cumulative Consolidated EBITDA of less than $1.085 billion or a Consolidated Leverage Ratio of greater than 5.25; or (B) beginning with the first quarter of 2006 and each fiscal quarter subsequent thereto (such fiscal quarter, for purposes hereof, the "MEASUREMENT QUARTER"), an Event of Default occurs with respect to the failure to comply with any of the financial covenants set forth in Section 7.10(a) or 7.10(b) of the Credit Agreement, for (a) the five consecutive fiscal quarters prior to and

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                                                                              11

     including the Measurement Quarter, or (b) any six fiscal quarters during a period of ten consecutive fiscal quarters prior to and including the Measurement Quarter; PROVIDED that for purposes of this clause (B) (i) the performance of the Company in the fiscal quarters ended June 30, 2004, September 30, 2004 and December 31, 2004 shall be disregarded and (ii) anything to the contrary herein notwithstanding, the computation of the financial covenants set forth in Section 7.10(a) or 7.10(b) of the Credit Agreement shall give effect to any amendments thereto in connection with an Accounting Change in accordance with Section 1.03 of the Credit Agreement.

          "THIRD PARTY" shall mean any Person (including, solely for purposes of the determination of a Third Party, any "group" as defined in Section 13(d)(3) of the Exchange Act) other than the Stockholders, the Solo Family Members and their Affiliates.

          "TRANSFER" shall mean any direct or indirect transfer, sale, assignment, pledge, mortgage, hypothecation or other disposition of any Equity Securities or any interest therein (including whether by operation of law, merger, sale of beneficial ownership interests in any Stockholder or otherwise). For the avoidance of doubt, a Transfer shall include an indirect Transfer by a transfer of units of Holdings LLC or equity interests in any successor entity of Holdings LLC (including without limitation any entity which is required to assume the obligations of Holdings LLC hereunder).

          "TRANSFER NOTICE" shall have the meaning set forth in Section 3.5(c) hereof.

          "TRANSFERRING LLC STOCKHOLDER" shall have the meaning set forth in
     Section 3.5(b) hereof.

          "TRANSFERRING VCP STOCKHOLDER" shall have the meaning set forth in
     Section 3.5(a) hereof.

          "VCP" shall mean Vestar Capital Partners IV, L.P., a Delaware limited partnership.

          "VCP DIRECTORS" shall have the meaning set forth in Section 2.1(f) hereof.

          "VCP TAGGING STOCKHOLDER" shall have the meaning set forth in Section 3.5(a) hereof.

          "VESTAR INVESTMENT" shall mean Vestar Cup Investment, LLC, a Delaware limited liability company and an Affiliate of VCP.

          "VESTAR INVESTMENT II" shall mean Vestar Cup Investment II, LLC, a Delaware limited liability company.

          "VOTING SECURITIES" shall mean, at any time, shares of any class of Equity Securities of the Company which are then entitled to vote generally in the election of Directors or on any other matter.

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                                                                              12

          1.2. OTHER DEFINITIONAL PROVISIONS; INTERPRETATION. (a) The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (b) The headings in this Agreement are included for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

          (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (d) For purposes of comparing the beneficial ownership of any Person on the date of execution and delivery of this Agreement to the level of such ownership at any later time, the level of ownership on such later date shall be adjusted to eliminate the effect of any subdivision of the Common Stock, any combination of the Common Stock, any issuance of Common Stock or Common Stock Equivalents by reason of any reclassification (including, without limitation, any reclassification in connection with a merger or consolidation), or any dividend payable in Common Stock or Common Stock Equivalents.

          SECTION 2.  VOTING AGREEMENTS

          2.1. ELECTION OF DIRECTORS. (a) Effective as of the Closing Date and except as otherwise PROVIDED in Section 2.1(f), each of the Board and the New Solo Board shall be comprised of seven (7) Directors. Each Stockholder hereby agrees that so long as this Agreement shall remain in effect, such Stockholder will vote all of the Voting Securities beneficially owned or held of record by such Stockholder so as to elect and, during such period, to continue in office a Board and a New Solo Board each consisting solely of the following:

          (i) 2 designees of VCP (the "ORIGINAL VCP DIRECTORS") (which VCP proposes to be, initially, Daniel S. O'Connell and Norman W. Alpert) and

          (ii) 5 designees of Holdings LLC, one of whom shall initially be the Chairman of each of the Board and the New Solo Board and one of whom shall initially be the Chief Operating Officer of each of the Company and New Solo (the "Holdings LLC Directors").

          (b) Each of the Company and New Solo agrees to include in the slate of nominees recommended by the Board and the New Solo Board such designees as VCP and Holdings LLC shall request and to use its best efforts to cause the election of each such designee to each of the Board and the New Solo Board, including nominating such individuals to be elected as Directors as PROVIDED herein.

          (c) If at any time VCP or Holdings LLC shall notify the other parties of its desire to remove, with or without Cause, any director of the Company or New Solo previously designated by it, each Stockholder shall vote all of the Voting Securities beneficially owned or held of record by it so as to remove, or to cause the Company and its Subsidiaries to remove, such director.

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                                                                              13

          (d) If any VCP Director or Holdings LLC Director ceases to serve on the Board or the New Solo Board (whether by reason of death, resignation, removal or otherwise), VCP or Holdings LLC, as the case may be, shall be entitled to designate a successor director to fill the vacancy created thereby. Each Stockholder agrees that such Stockholder will vote all of the Voting Securities owned or held of record by such Stockholder so as to elect, or to cause the Company to elect, any such successor director.

          (e) The parties hereto hereby agree that any individual designated as a director of the Company may be removed for Cause with or without the consent of the Stockholder which designated such individual. No such removal of an individual designated pursuant to this Section 2.1 shall affect any Stockholder's right to designate a successor director pursuant to Section 2.1(d).

          (f) Notwithstanding anything in this Agreement to the contrary, upon the occurrence of any of the following events, VCP shall be entitled to designate such number of additional members of each of the Board and the New Solo Board (the "ADDITIONAL VCP DIRECTORS" and, together with the Original VCP Directors, the "VCP DIRECTORS") so that after giving effect to the election of such Additional VCP Directors, the VCP Directors shall constitute a majority of each of the Board and the New Solo Board, one of whom shall be the Chairman of each of the Board and the New Solo Board (and the number of directors constituting the entire Board and New Solo Board shall be increased immediately to accommodate such right):

               (i) an Event of Default occurs and the lenders accelerate the indebtedness under the applicable Debt Instrument;

               (ii) all outstanding shares of Convertible Participating Preferred Stock are not legally permitted to be redeemed or repurchased on the applicable Redemption Date as required by Section 6(a), 6(b) or 6(f) of the Certificate of Designations;

               (iii)  the Company does not perform its payment obligations under
     Section 6(a), 6(b) or 6(f) of the Certificate of Designations or does not pay dividends declared by the Board or otherwise payable as PROVIDED in the Certificate of Incorporation, as amended by the Certificate of Designations;

               (iv)   the Company Substantially Underperforms;

               (v) the Company does not redeem all outstanding Redemption Securities owned by VCP and its Affiliates pursuant to Section 6(c) of the Certificate of Designations prior to the last date on which it may do so pursuant to Section 6(c)(iv) of the Certificate of Designations; or

          (g) Anything to the contrary herein notwithstanding, the parties hereto hereby agree that in the event the VCP Directors constitute a majority of each of the Board and the New Solo Board, (i) the consent in writing of Holdings LLC shall be necessary to authorize or effect any transaction entered into by the Company or any of its Subsidiaries with VCP or an Affiliate

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                                                                              14

of VCP (including, without limitation, the purchase, sale, lease or exchange of any property, or rendering of any service or modification or amendment of any existing agreement or arrangement, including the Management Agreement, as it may be amended prior thereto) and (ii) if any Holdings LLC Director proposes in good faith a redemption of all (but not less than all) outstanding Redemption Securities owned by VCP and its Affiliates pursuant to Section 6(c) or 6(d) of the Certificate of Designations and this Agreement, then the Holdings LLC Directors shall be permitted to create a special committee of the Board, comprised solely of Holdings LLC Directors, with full authority of the Board to cause the Company to effect such redemption in compliance with applicable law; PROVIDED, that if the VCP Directors provide written notice to the Holdings LLC Directors of the intention to pursue a merger or consolidation involving the Company, sale of 80% or more of the Common Stock outstanding on a fully diluted basis, sale of a substantial portion of the assets of the Company, a Public Offering, or a recapitalization of the Company, any redemption pursuant to
Section 6(c) of the Certificate of Designations proposed by any Holdings LLC Director must be consummated within ninety (90) days of receipt of such notice; and PROVIDED FURTHER, that if such a redemption is not consummated within ninety
(90) days of such notice, no Holdings LLC Director may propose a redemption pursuant to Section 6(c) of the Certificate of Designations until one hundred eighty (180) days following such notice.

          (h) Anything to the contrary herein notwithstanding, so long as Convertible Participating Preferred Stock shall be outstanding, each of the VCP Directors and Additional VCP Directors, respectively, shall be considered Convertible Participating Preferred Stock Directors and Additional Convertible Participating Preferred Stock Directors (as such terms are defined in the Certificate of Designations) and nothing herein shall permit the number of VCP Directors or Additional VCP Directors, respectively, to exceed the maximum number of Convertible Participating Preferred Stock Directors or Additional Convertible Participating Preferred Stock Directors.

          (i) All matters concerning any of the Company and its Subsidiaries that are material to the Company and its Subsidiaries taken as a whole shall be reviewed and, if approval of any such matter by the board of directors or stockholders of any of the Company and its Subsidiaries is required by applicable law or any of their respective charters, bylaws or other governing documents, approved by the Board or the New Solo Board.

          2.2. COMMITTEES. Each of the Company and New Solo shall cause each committee of each of the Board and the New Solo Board (excluding any special committee created pursuant to Section 2.1(g)(ii) hereof) to include a number of VCP Directors such that the VCP Directors constitute a percentage of the membership of such committee at least equal to the VCP Directors' percentage representation on the entire Board or New Solo Board, as the case may be.

          2.3.  CONSENT RIGHTS.

          (a) In addition to any vote or consent of the Board or the New Solo Board or the stockholders of the Company or New Solo required by law, the Certificate of Incorporation, the Certificate of Designations or the certificate of incorporation of New Solo, the vote at a duly convened meeting of the Board and/or the New Solo Board, as applicable, of, or the consent in

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                                                                              15

writing of, at least one VCP Director shall be necessary for authorizing, effecting or validating the following actions by the Company or any of its
Subsidiaries:

          (i) any material change in the business conducted by the Company or any of its Subsidiaries, in the aggregate;

          (ii) any authorization, creation (by way of reclassification or otherwise) or issuance of any capital stock or Equity Securities of the Company or any of its Subsidiaries other than (a) in accordance with the terms of stock option plans of the Company approved by the Board in accordance with the Certificate of Incorporation and the Bylaws (1) prior to the date hereof or (2) after the date hereof (but prior to the utilization of the exception set forth in the proviso to this clause (ii)) and in accordance with this clause (ii), (b) the shares of Common Stock issued upon the exercise, conversion or exchange of such Equity Securities and (c) dividends payable in shares of Common Stock or Redeemable Preferred Stock upon conversion of all or a portion of the Convertible Participating Preferred Stock in accordance with the terms of the Certificate of Designations; PROVIDED HOWEVER, that the affirmative vote of at least one VCP Director shall not be required in connection with any such actions reasonably taken by the Company solely to satisfy its obligations under
     Section 3.6 hereof in connection with an IPO requested by VCP pursuant to
     Section 3.6 hereof (or actions reasonably necessary to facilitate such IPO or reasonably required as a result of such IPO or such other actions);

          (iii)   the consummation of a Liquidity Event;

          (iv) the hiring or termination of employment of the chief executive officer, the chief financial officer or the chief operating officer of the Company or any of its Subsidiaries;

          (v) determining the remuneration (including perquisites and benefits) of any kind payable or due to (1) any employee of the Company or
     (2) any employee of any Subsidiary of the Company, in each case, whose aggregate annual remuneration exceeds $175,000; PROVIDED that such approval shall not be required if the remuneration is not prohibited by Section 6.10 of the Preferred Stock Purchase Agreement and is being paid pursuant to a compensation plan, policy or arrangement that (x) establishes the means by which the amount of actual remuneration is to be objectively calculated, whether by formula or otherwise, (y) was approved by the Company or any of its Subsidiaries prior to the date hereof and (z) was disclosed to VCP prior to the date hereof in writing; PROVIDED FURTHER, that such approval shall not be required if the remuneration is not prohibited by Section 6.10 of the Preferred Stock Purchase Agreement and is being paid pursuant to a compensation plan, policy or arrangement that (A) establishes the means by which the amount of actual remuneration is to be objectively calculated, whether by formula or otherwise, and (B) was approved in accordance with this clause (v) (without utilization of the exception set forth in this proviso); PROVIDED FURTHER, however, that this provision shall not apply to the payment to Solo Family Members of compensation (whether in the form of salary, bonus, reimbursement of expenses, or otherwise) in accordance with
     Section 6.10 of the Preferred Stock Purchase Agreement;

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                                                                              16

          (vi) commencing any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the making by any of the Company and its Subsidiaries of a general assignment for the benefit of its creditors;

          (vii) selecting or replacing the independent public accountants of the Company or any of its Subsidiaries;

          (viii) any acquisition or disposition (by sale, lease assignment, merger, purchase, transfer, spin-off, dividend or distribution or otherwise) of any property, entity, business, securities or assets, whether now owned or hereafter acquired by the Company or any of its Subsidiaries, in an amount exceeding $40 million in the aggregate (excluding purchases or sales of inventory, raw materials, or plant, property and equipment in the ordinary course of business);

          (ix) the incurrence of indebtedness for borrowed money (including through the issuance of debt securities or the guarantee of indebtedness of another Person and including the refinancing of such indebtedness), other than Permitted Indebtedness, in excess of $30 million in the aggregate since the date of hereof;

          (x) other than under the Debt Instruments and as permitted under the Debt Instruments, creating, incurring, assuming or suffering to exist any Lien upon any of the property of any of the Company and its Subsidiaries, whether now owned or hereafter acquired, except for (a) Liens incurred under the Debt Instruments and Liens in existence on the date hereof listed on Schedule 5.08(b) to the Credit Agreement and any renewals, modifications, replacements or extensions thereof, PROVIDED that such Liens do not extend to any additional property and the renewal, refinancing, refunding or extension of the obligations secured or benefited by such Liens is permitted by the Debt Instruments, (b) easements (including, without limitation, reciprocal easement agreements and utility easements), rights-of-way, restrictions (including zoning restrictions), covenants, conditions, encroachments, variations, subdivisions, minor defects or irregularities in title and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries, (c) (i) carrier's, warehousemen's, processor's, landlord's, suppliers', mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or (ii) Liens for taxes, assessments or governmental charges or levies not yet due or, in each case, that are being contested in good faith by appropriate proceedings, PROVIDED, that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP, and (d) Liens not otherwise permitted by this Agreement so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Company and all Subsidiaries) $30 million at any one time;

          (xi) entering into or suffering to exist any agreement that prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired other than under the Debt Instruments and as permitted under the Debt Instruments;

          (xii)   amending any Debt Instrument;

          (xiii) entering into any transaction with an Affiliate of the Company (including, without limitation, the purchase, sale, lease or exchange of any property, or rendering of any service or modification or amendment of any existing agreement or arrangement); PROVIDED, HOWEVER, that this provision shall not prohibit any employment and benefit arrangements in effect on the date hereof that are not in violation of Section 6.10 of the Preferred Stock Purchase Agreement and were disclosed to VCP in writing prior to the date hereof, together with such future increases as are in the ordinary course and (1)(A) consistent with arrangements with employees generally, who are not Affiliates and otherwise are similarly situated or
     (B) approved by the Board, including at least one VCP Director, or (2) not in violation of Section 6.10 of the Preferred Stock Purchase Agreement; PROVIDED FURTHER, however, that this provision shall not apply to the payment to Solo Family Members of compensation (whether in the form of salary, bonus, reimbursement of personal expenses, or otherwise) in accordance with Section 6.10 of the Preferred Stock Purchase Agreement; PROVIDED, HOWEVER, that no Affiliate shall be appointed an officer of the Company after the date hereof unless such appointment shall have been approved by the Board, including at least one VCP Director (other than any reappointment of an officer serving in such capacity prior to the date hereof and disclosed to VCP in writing prior to the date hereof);

          (xiv) declaring or paying any dividend or other distribution (other than (i) dividends payable solely in the form of Common Stock to all holders of Common Stock and Participating Dividends solely in the form of Common Stock to all holders of Convertible Participating Preferred Stock generally and (ii) dividends payable upon conversion of all or a portion of the Convertible Participating Preferred Stock in accordance with the terms of the Certificate of Designations) on, or make any payment on account of, or setting apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Equity Securities (other than in connection with a redemption of all or a portion of the Redemption Securities in accordance with the terms of the Certificate of Designations, this Agreement and applicable law), whether now or hereafter outstanding, other than the redemption, repurchase or acquisition for value of Junior Securities from employees or former employees of the Company or its Subsidiaries in connection with a termination of such employee's employment with the Company or its Subsidiaries (whether by reason of

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                                                                              18

     death, disability, retirement or otherwise) so long as all such redemptions, repurchases and acquisitions do not exceed $3,000,000 in the aggregate in any fiscal year; PROVIDED FURTHER that the Company or its Subsidiaries may carry over and so utilize in subsequent fiscal years (i) the portion of such $3,000,000 not utilized in any prior year and (ii) the aggregate cash purchase price paid for any Junior Securities that are sold, transferred or reissued for value by the Company or its Subsidiaries to another employee thereof within the prior fiscal year, so long as the aggregate amount so utilized in any fiscal year, including the $3,000,000 otherwise available during such year, does not exceed $10,000,000;

          (xv) making any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchasing any equity securities, bonds, notes, debentures or other debt securities of, or making any other investment in, any Person (all of the foregoing, "INVESTMENTS"), other than as permitted under the Debt Instruments;

          (xvi) entering into any merger, consolidation or amalgamation, or liquidating, winding up or dissolving itself (or suffering any liquidation or dissolution), or disposing of all or substantially all of its property or business, other than as permitted under the Debt Instruments and except that any Investment permitted by clause (xv) above may be structured as a merger, consolidation or amalgamation;

          (xvii) making or declaring any payment or distribution (other than in connection with a redemption or conversion of all or a portion of the Convertible Participating Preferred Stock in accordance with the terms of the Certificate of Designations, this Agreement and applicable law) to any holder of Convertible Participating Preferred Stock other than a Participating Dividend in the form of Common Stock;

          (xviii) any amendment, repeal or alteration of the Company's Certificate of Incorporation or Bylaws if such amendment, repeal or alteration would adversely alter or change the rights, preferences or privileges of the Convertible Participating Preferred Stock or the Common Stock;

          (xix) any amendment, alteration or change to the powers, designations, preferences, rights, privileges, qualifications, limitations or restrictions of the Convertible Participating Preferred Stock (including by way of merger, consolidation or otherwise); or

          (xx)    any reclassification of Common Stock.

     PROVIDED, that the affirmative vote of at least one VCP Director will not be required (i) for any actions taken to finance a redemption of all of the Redemption Securities pursuant to Section 6 of the Certificate of Designations so long as the Board receives a solvency opinion of a nationally recognized investment banking or appraisal firm in form and substance reasonably satisfactory to the Board (a copy of which shall be PROVIDED to VCP) or (ii) for the actions taken in clauses (ix), (x), (xi) and (xiv) above and amendments to Debt Instruments reasonably necessary in connection therewith; PROVIDED,

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                                                                              19

     HOWEVER, that solely with respect to this clause (ii), (x) such actions are on commercially customary terms, (y) such actions solely are taken to finance a redemption (or are reasonably necessary to facilitate a redemption or are reasonably required as a result of the redemption or such other actions) of a portion of the Redemption Securities in accordance with the Company's redemption of such Redemption Securities pursuant to Section 6(b), 6(d) or 6(f) of the Certificate of Designations and this Section 2.3(a) and (z) the Consolidated Leverage Ratio of the Company and its Subsidiaries after giving effect to such actions shall be no more than (1)
     4.0 to 1, if Redemption Securities attributable to 25% of the Convertible Participating Preferred Stock outstanding on the Original Issuance Date are being redeemed, (2) 4 1/3 to 1, if Redemption Securities attributable to 50% of the Convertible Participating Preferred Stock outstanding on the Original Issuance Date (after taking into account prior redemptions of Redemption Securities) are being redeemed and (3) 4 2/3 to 1, if Redemption Securities attributable to 75% of the Convertible Participating Preferred Stock outstanding on the Original Issuance Date (after taking into account prior redemptions of Redemption Securities) are being redeemed, PROVIDED, that if the percentage being redeemed (after taking into account any prior redemptions of Redemption Securities) is greater than 25% and less than 50%, greater than 50% and less than 75% or greater than 75% and less than 100%, then the maximum Consolidated Leverage Ratio for purposes of this clause (z) shall be the corresponding number between 4.0 and 4 1/3, 4 1/3 and 4 2/3 and 4 2/3 and 5.0, respectively. Each Redemption Securities Holder hereby agrees that notwithstanding that no shares of Convertible Participating Preferred Stock or Redeemable Preferred Stock are outstanding the Company may redeem, in accordance with Section 6(c) or 6(d) of the Certificate of Designations and Section 5(c) or 5(d) of the Redeemable Preferred Stock Certificate of Designations, any other Redemption Securities owned by them on the terms set forth in Section 6(c) or 6(d) of the Certificate of Designations (including any defined terms used therein) as if such terms were set forth herein MUTATIS MUTANDIS.

          (b) In connection with any vote or action by written consent of the Stockholders of the Company relating to any matter requiring consent as specified in Section 2.3(a), each Stockholder agrees to vote all Voting Securities beneficially owned or held of record by such Stockholder against (and not act by written consent to approve) such matter if such matter has not been consented to by a VCP Director in accordance with Section 2.3(a). Each Stockholder also agrees to vote all Voting Securities beneficially owned or held of record by such Stockholder to ratify, approve and/or adopt any and all actions (1) ratified, approved and/or adopted by the Board as necessary or reasonably desirable in connection with the Company performing its obligations under any of this Agreement, the Certificate of Designations, the Redeemable Preferred Stock Certificate of Designations, the Management Agreement, the Registration Rights Agreement and the Preferred Stock Purchase Agreement and (2) required to be ratified, approved and/or adopted by the Stockholders.

          (c) Sections 2 through 7 inclusive and 9 through 11 inclusive of
Article II, Sections 1, 2, 4 and 6 through 10 inclusive of Article III and
Article VIII of the Company's Bylaws (and any defined terms used herein) as in effect on the date hereof are hereby incorporated herein by this reference.

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                                                                              20

          2.4. AVAILABLE FINANCIAL INFORMATION; ACCESS. (a) The Company will deliver, or will cause to be delivered, the following to each Director:

          (i) as soon as available, but in any event within forty-five (45) days after the end of each month (excluding each month that is also the end of a fiscal quarter) through and including February 28, 2005 and 30 days after the end of each month occurring thereafter (excluding each month that is also the end of a fiscal quarter), a consolidated balance sheet of New Solo and its Subsidiaries as of the end of such month and a consolidated statements of income and a consolidated statement of cash flows of New Solo and its Subsidiaries for the period commencing at the end of the previous month and ending with the end of such month and a consolidated statement of income and a consolidated statement of cash flows of New Solo and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the immediately preceding month and the Company's business plan then in effect and approved by the Board, all in reasonable detail and duly certified by a Responsible Officer of New Solo; and

          (ii) (A) no later than thirty (30) days after the end of the 2004 fiscal year of the Company with regards to the 2005 fiscal year of the Company and (B) no later than thirty (30) days before the beginning of the 2006 fiscal year of the Company and each subsequent fiscal year, respectively, with regards to the 2006 fiscal year and each subsequent fiscal year of the Company; in each case, an annual budget, a business plan and financial forecasts for the Company, in such manner and form as approved by the Board, which shall include at least a projection of income and a projected cash flow statement for each fiscal month in such fiscal year and a projected balance sheet as of the end of each fiscal month in such fiscal year, in each case prepared in reasonable detail, with appropriate presentation and discussion of the principal assumptions upon which such budgets and projections are based.

          (b) The Company shall, and shall cause its Subsidiaries, officers, directors, employees, auditors and other agents to, afford the Directors and their representatives (a) during normal business hours and upon reasonable notice reasonable access at all reasonable times to its officers, employees, auditors, legal counsel, properties, offices, facilities and books and records, and (b) the opportunity to discuss the Company's affairs, finances and accounts with the Company's officers from time to time as each such Directors may reasonably request.

          2.5. BOARD PROCEDURES. Each of the Board and the New Solo Board shall follow the following procedures:

          (a) MEETINGS. Each of the Board and the New Solo Board shall meet not less often than once per quarter. Special Meetings of the Board and the New Solo Board may be held at any time permitted pursuant to the Bylaws and the bylaws of New Solo. Reasonable efforts shall be made to ensure that each Director actually receives timely notice of any meeting.

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                                                                              21

          (b) REPORTS BY COO. The chief operating officer of the Company and New Solo shall make reports to the Board and the New Solo Board at each regular meeting thereof or as otherwise requested by the Board and the New Solo Board.

          (c) AGENDA. A reasonably detailed agenda shall be supplied to each Director reasonably in advance of each meeting of the Board and the New Solo Board, together with other appropriate documentation with respect to agenda items, to inform adequately Directors regarding matters to come before the Board and the New Solo Board. Any Director wishing to place a matter on the agenda for any meeting of the Board or the New Solo Board may do so by communicating with the Chairman of the Board or the New Solo Board sufficiently in advance of the meeting of the Board or the New Solo Board so as to permit timely dissemination to all directors of information with respect to the agenda.

          (d) FEES. No fees shall be paid to any Director serving on the Board, the New Solo Board or the board of directors of any Subsidiary of the Company or New Solo; PROVIDED that this provision shall not prohibit reimbursement of reasonable out-of-pocket expenses incurred by any Director in connection with attendance at each meeting of the Board and the New Solo Board.

          SECTION 3.  TRANSFERS AND ISSUANCES

          3.1.  LIMITATIONS ON TRANSFER.

          (a) Each Stockholder hereby agrees that except for Transfers effected pursuant to an effective registration statement filed under the Securities Act, no Transfer shall occur unless the Company has been furnished with an opinion in form and substance reasonably satisfactory to the Company of counsel reasonably satisfactory to the Company that such Transfer is exempt from the provisions of
Section 5 under the Securities Act. Each Stockholder (other than Holdings LLC and its Permitted Transferees) hereby agrees that except for Transfers governed by Sections 3.2, 3.5, 3.6, 3.7 or 3.9 below, no Transfers of Equity Securities shall be permitted; PROVIDED that (i) each of VCP, Vestar Investment and Vestar Investment II may Transfer Equity Securities beneficially owned by it on and after the earliest to occur of (x) the 7th anniversary of the Closing Date, (y) the IPO Date or (z) the date on which the VCP Directors constitute a majority of the Board and the New Solo Board and (ii) each Management Investor may Transfer
(1) Convertible Participating Preferred Stock (or underlying Common Stock, as applicable) issued upon conversion of CPUs and (2) Purchased Equity Shares, in each case, beneficially owned by the Management Investor, after the IPO Date; and PROVIDED FURTHER, that prior to the date on which the VCP Directors constitute a majority of the Board and the New Solo Board, (A) none of VCP, Vestar Investment, Vestar Investment II and their respective Permitted Transferees may Transfer any Equity Securities beneficially owned by any of them unless (I) prior to the IPO Date, such Transfer is of all of the Equity Securities owned beneficially by VCP, Vestar Investment, Vestar Investment II and their Permitted Transferees and (II) such Transfer is not to any Company Competitor or its Subsidiaries (unless such Transfer is made after the IPO Date in a brokers' transaction (as defined in Rule 144(g) under the Securities Act) without actual knowledge by the Transferor that the Transfer is to a Company Competitor or its Subsidiary) and (B) no Management Investor nor any of his or her Permitted Transferees may Transfer any (1)

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                                                                              22

Convertible Participating Preferred Stock (or underlying Common Stock, as applicable) issued upon conversion of CPUs or (2) Purchased Equity Shares, in each case, beneficially owned by the applicable Management Investor or his or her Permitted Transferees, unless (I) prior to the IPO Date, such Transfer is of all the Equity Securities owned beneficially by the applicable Management Investor and his or her Permitted Transferees and (II) such Transfer is not to any Company Competitor or its Subsidiaries (unless such Transfer is made after the IPO Date in a brokers' transaction (as defined in Rule 144(g) under the Securities Act) without actual knowledge by the Transferor that the Transfer is to a Company Competitor or its Subsidiary); and PROVIDED FURTHER, that each Management Investor and his or her Permitted Transferees (subject to the restrictions and conditions set forth in the agreements pursuant to which he or she received such securities) may Transfer Option Stock beneficially owned by him or her after the later to occur of (i) the 7th anniversary of the initial grant of the Options upon the exercise of which such Option Stock was issued and
(ii) the IPO Date (such later date, the "LAPSE DATE"). Any Transfer by VCP, Vestar Investment, Vestar Investment II or any of their Permitted Transferees or by the Management Investors or any of their Permitted Transferees of Common Stock or Redeemable Preferred Stock issued upon conversion of Convertible Participating Preferred Stock, other than in connection with a Public Offering or a disposition in accordance with Rule 144, must include the Common Stock (the "DIVIDEND COMMON STOCK") or Redeemable Preferred Stock, if any, received upon the issuance thereof pursuant to Section 5(a)(ii) of the Certificate of Designations; PROVIDED FURTHER, that in connection with any Transfer of Common Stock issued upon conversion of Convertible Participating Preferred Stock by VCP, Vestar Investment, Vestar Investment II, the Management Investors or any of their respective Permitted Transferees, such Transferor shall be deemed to have Transferred a number of shares of Dividend Common Stock equal to the product (rounded down to the nearest whole number) of (A) the aggregate number of shares of Common Stock included in such Transfer and (B) the quotient determined by dividing (x) the aggregate number of shares of Dividend Common Stock beneficially owned by such Transferor by (y) the aggregate number of shares of Common Stock (including Dividend Common Stock) beneficially owned by such Transferor.

          (b) Holdings LLC hereby agrees that it shall not permit any direct or indirect Transfer of any of its units, or any beneficial or economic interest therein, by any holder thereof unless such Transfer satisfies the provisions of this Agreement applicable to Transfers of such units and indirect Transfers of Equity Securities by Holdings LLC and its members. Holdings LLC agrees that it shall not amend or waive any term of Sections 3.11(a), 9.1(b), 9.2(a)(i), 11.4(a), 11.5 and 11.16 of the Holdings LLC Agreement in whole or in part without the prior written consent of VCP. In the event that Holdings LLC or one or more holders of units of Holdings LLC consummates a Transfer which does not satisfy the terms of this Agreement, (i) VCP and its Affiliates and (ii) the Management Investors and their Permitted Transferees, in each case who are Stockholders hereunder shall have the right to require Holdings LLC immediately to purchase for cash (i) Equity Securities owned by them in the quantity and for the amount of consideration provided for in Section 3.5 hereof or (ii) if such Transfer does not satisfy the terms of Section 3.1(d), all Equity Securities owned by them at the price specified in Section 5(b) of the Redeemable Preferred Stock Certificate of Designations, in the case of Redeemable Preferred Stock, and Section 6(b) of the Certificate of Designations, in the case of all other Equity Securities.

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                                                                              23

          (c) Each Stockholder hereby agrees that, except for Transfers in connection with a Public Offering or in accordance with Rule 144, and Transfers pursuant to Section 3.7 hereof, no Transfer shall occur unless the Transferee shall agree in writing to become a party to, and be bound to the same extent as its Transferor by the terms of, this Agreement; whereupon such Transferee shall become a "Stockholder" hereunder.

          (d) No Equity Securities shall be Transferred directly or indirectly (such as through a Transfer of equity interest in Holdings LLC) in connection with a Change of Control unless all securities tendered for purchase pursuant to a Change of Control Redemption have been redeemed in accordance with the Certificate of Designations and the Redeemable Preferred Stock Certificate of Designations.

          3.2. PERMITTED TRANSFERS. Notwithstanding any other provision of this Agreement to the contrary, the Transfers set forth in this Section 3.2 shall be "PERMITTED TRANSFERS" and shall not be subject to any of the procedures specified in Section 3.5 hereof. VCP, Vestar Investment, Vestar Investment II and their respective Affiliates shall be entitled, from time to time, to Transfer any or all of the Equity Securities beneficially owned by them among each other and to any of their Affiliates who agree in writing to become a party to, and be bound to the same extent as its transferor by the terms of, this Agreement; whereupon such Transferees shall become "Stockholders" hereunder; PROVIDED, that in no event shall a Transfer be made to a Company Competitor at any time prior to the date when VCP Directors constitute a majority of the Board. Holdings LLC and its Affiliates shall be entitled, from time to time, to Transfer any or all of the Equity Securities beneficially owned by them among each other and to any of their Affiliates who agree in writing to become a party to, and be bound to the same extent as its transferor by the terms of, this Agreement; whereupon such Transferees shall become "Stockholders" hereunder. The Solo Family Members and their Affiliates shall be entitled, from time to time, to Transfer any or all of the (i) interests in Holdings LLC (including any indirect interests in the Equity Securities represented by such interests in Holdings LLC) and (ii) Equity Securities, in each case, beneficially owned by them among each other and Holdings LLC, PROVIDED such Transferee is bound in writing by the Holdings LLC Agreement. A Management Investor shall be entitled to Transfer Equity Securities (other than CPUs) beneficially owned by him or her at any time to any Family Member of such Management Investor who or which, in each case, agrees in writing to become a party to, and be bound to the same extent as its Transferor by the terms of, this Agreement whereupon such Transferee shall become a "Stockholder" hereunder; PROVIDED, HOWEVER, that any such Family Member which is a trust or other entity must have been established and maintained for estate planning purposes and must conduct no business other than holding passive investments; and PROVIDED FURTHER, that any Transfer of Options by a Management Investor are subject to the restrictions and conditions set forth in the agreements pursuant to which he or she received such securities in addition to the restrictions on Transfer thereof hereunder. Any Transfer by any of VCP, Vestar Investment and Vestar Investment II of any or all of the Equity Securities beneficially owned by it (including a distribution of such Equity Securities to VCP's partners, Vestar Investment's or Vestar Investment II's members upon a liquidation of VCP, Vestar Investment or Vestar Investment II or otherwise) to any of its partners or members, who agree in writing to become a party to, and be bound to the same extent as VCP, Vestar Investment and Vestar Investment II by the terms of,

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                                                                              24

this Agreement (whereupon such Transferees shall become "Stockholders" hereunder), shall be deemed to be a Permitted Transfer hereunder.

          3.3. EFFECT OF VOID TRANSFERS. In the event of any purported Transfer of any Equity Securities in violation of the provisions of this Agreement, such purported Transfer shall be void and of no effect and the Company shall not give effect to such Transfer.

          3.4. LEGEND ON EQUITY SECURITIES. Each certificate representing Equity Securities issued to any Stockholder shall bear the following legend on the face thereof:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS' AGREEMENT AMONG VESTAR CAPITAL PARTNERS IV, L.P., VESTAR CUP INVESTMENT LLC, VESTAR CUP INVESTMENT II, LLC, SCC HOLDING COMPANY LLC, THE COMPANY, SOLO CUP COMPANY, MANAGEMENT INVESTORS PARTIES THERETO AND THE OTHER SIGNATORIES TO THE STOCKHOLDERS AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS' AGREEMENT AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS' AGREEMENT, INCLUDING RESTRICTIONS RELATING TO THE EXERCISE OF ANY VOTING RIGHTS GRANTED BY THE SECURITIES."

          3.5. TAG-ALONG RIGHTS. (a) So long as the VCP Directors constitute a majority of the Board and the New Solo Board or VCP shall be entitled to designate a number of VCP Directors that would constitute a majority of the Board and the New Solo Board, with respect to any proposed Transfer by any of VCP and its Permitted Transferees (in such capacity, a "TRANSFERRING VCP STOCKHOLDER") to a bona fide purchaser of Common Stock, Convertible Participating Preferred Stock or Redeemable Preferred Stock permitted hereunder, other than as PROVIDED in Section 3.2 hereof and Transfers in connection with a Public Offering (as permitted by the terms of this Agreement), the Transferring VCP Stockholder shall have the obligation, and each of Holdings LLC and the Management Investors and their respective Permitted Transferees which are beneficial owners of Convertible Participating Preferred Stock (including Convertible Participating Preferred Stock issuable upon conversion of any CPUs), Common Stock or

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                                                                              25

Redeemable Preferred Stock shall have the right, to require the proposed Transferee to purchase from each such Stockholder having and exercising such right (a "VCP TAGGING STOCKHOLDER") (1) a number of shares of Convertible Participating Preferred Stock or Common Stock equal to the lesser of (A) the number of shares of Common Stock (either directly or indirectly by the inclusion of Convertible Participating Preferred Stock) specified by such VCP Tagging Stockholder in its Election Notice (as defined below) and (B) the product (rounded up to the nearest whole number) of (i) the quotient determined by dividing (x) the aggregate number of shares of Common Stock beneficially owned on a fully diluted basis by such VCP Tagging Stockholder and sought by the VCP Tagging Stockholder to be included (either directly or indirectly by the inclusion of Convertible Participating Preferred Stock) in the contemplated Transfer by (y) the aggregate number of shares of Common Stock beneficially owned on a fully diluted basis by all VCP Tagging Stockholders and the Transferring VCP Stockholder and sought by the Transferring VCP Stockholder and all VCP Tagging Stockholders to be included in the contemplated Transfer (either directly or indirectly by the inclusion of Convertible Participating Preferred Stock) and (ii) the aggregate number of shares of Common Stock originally proposed to be Transferred (either directly or indirectly by the inclusion of Convertible Participating Preferred Stock) by the Transferring VCP Stockholder to the proposed Transferee as set forth in the Transfer Notice (as defined below) and (2) a number of shares of Redeemable Preferred Stock equal to the lesser of (A) the number of shares of Redeemable Preferred Stock specified by such VCP Tagging Stockholder in its Election Notice and (B) the product (rounded up to the nearest whole number) of (i) the quotient determined by dividing (x) the aggregate number of shares of Redeemable Preferred Stock beneficially owned on a fully diluted basis by such Tagging Stockholder and sought by the VCP Tagging Stockholder to be included in the contemplated Transfer by (y) the aggregate number of shares of Redeemable Preferred Stock beneficially owned on a fully diluted basis by all VCP Tagging Stockholders and the Transferring VCP Stockholder and sought by the Transferring VCP Stockholder and all VCP Tagging Stockholders to be included in the contemplated Transfer, and (ii) the aggregate number of shares of Redeemable Preferred Stock originally proposed to be Transferred by the Transferring VCP Stockholder to the proposed Transferee as set forth in the Transfer Notice, in each case, upon the same terms and conditions (including, without limitation, time of payment and form of consideration) applicable to the Transferring VCP Stockholder, PROVIDED, that in order to be entitled to exercise its right to sell shares of Convertible Participating Preferred Stock, Redeemable Preferred Stock or Common Stock to the proposed Transferee pursuant to this Section 3.5(a), a VCP Tagging Stockholder must agree to make to the proposed Transferee the same representations, warranties, covenants, indemnities and agreements as the Transferring VCP Stockholder agrees to make in connection with the proposed Transfer of Convertible Participating Preferred Stock, Redeemable Preferred Stock or Common Stock of the Transferring VCP Stockholder (except that (i) in the case of representations and warranties pertaining specifically to the Transferring VCP Stockholder, a VCP Tagging Stockholder shall make the comparable representations and warranties pertaining specifically to itself and (ii) in the case of representations and warranties pertaining specifically to a class of stock, a VCP Tagging Stockholder proposing to Transfer another class of stock not being Transferred by the VCP Transferring Stockholder shall make comparable representations and warranties pertaining to such other class of stock) and PROVIDED FURTHER that all representations and warranties shall be made by VCP Tagging Stockholders severally and not jointly and that the liability of the

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                                                                              26

Transferring VCP Stockholder and the VCP Tagging Stockholders (whether pursuant to a representation, warranty, covenant, indemnification provision or agreement) for liabilities in respect of the Company shall be evidenced in writings executed by them and the proposed Transferee and shall be borne by each of them on a several basis in proportion to the amount of consideration to be received. Any VCP Tagging Stockholder that is a beneficial owner of Common Stock Equivalents (other than Convertible Participating Preferred Stock) and wishes to participate in a sale of Common Stock or Convertible Participating Preferred Stock pursuant to this Section 3.5(a) shall convert, exercise or exchange such number of Common Stock Equivalents into or for, respectively, Convertible Participating Preferred Stock or Common Stock on or prior to the closing date of such Transfer. Notwithstanding anything to the contrary in the foregoing, (i) a VCP Tagging Stockholder may not require the proposed Transferee to purchase Common Stock hereunder if the VCP Transferring Stockholder is selling Convertible Participating Preferred Stock, is not selling Common Stock and the purchase price per share of Convertible Participating Preferred Stock to be paid by the proposed Transferee is less than or equal to clause (i) of the Liquidation Preference of the Convertible Participating Preferred Stock, (ii) a VCP Tagging Stockholder may not require the proposed Transferee to purchase Redeemable Preferred Stock hereunder if the VCP Transferring Stockholder is not selling Redeemable Preferred Stock and (iii) the purchase price per share to be received by a VCP Tagging Stockholder shall be the same purchase price per share to be received by the VCP Transferring Stockholder for stock of the same class; PROVIDED that if the VCP Transferring Stockholder is selling Convertible Participating Preferred Stock and is not selling Common Stock, a VCP Tagging Stockholder selling Common Stock shall receive the deemed per share purchase price of the underlying Common Stock.

          (b) With respect to any proposed Transfer by any of Holdings LLC, the members of Holdings LLC, and their respective Permitted Transferees (in such capacity, a "TRANSFERRING LLC STOCKHOLDER") to a bona fide purchaser of Common Stock permitted hereunder (directly or indirectly, such as through a Transfer of equity interests in Holdings LLC), other than as PROVIDED in Section 3.2 and Transfers in connection with a Public Offering (as permitted by the terms of this Agreement), the Transferring LLC Stockholder shall have the obligation, and each of VCP, Vestar Investment, Vestar Investment II and the Management Investors and their respective Permitted Transferees which is a beneficial owner of Convertible Participating Preferred Stock or Common Stock shall have the right, to require the proposed Transferee to purchase from each such Stockholder having and exercising such right (a "LLC TAGGING STOCKHOLDER") a number of shares of Convertible Participating Preferred Stock or Common Stock equal to the lesser of (A) the number of shares of Common Stock (either directly or indirectly by the inclusion of Convertible Participating Preferred Stock) specified by such LLC Tagging Stockholder in its Election Notice and (B) the product (rounded up to the nearest whole number) of (i) the quotient determined by dividing (x) the aggregate number of shares of Common Stock beneficially owned on a fully diluted basis by such LLC Tagging Stockholder and sought by the LLC Tagging Stockholder to be included (either directly or indirectly by the inclusion of Convertible Participating Preferred Stock) in the contemplated Transfer by (y) the aggregate number of shares of Common Stock beneficially owned on a fully diluted basis by all LLC Tagging Stockholders and the Transferring LLC Stockholder and sought by the Transferring LLC Stockholder and all LLC Tagging Stockholders to be included in the contemplated Transfer (either directly or indirectly by the inclusion of Convertible Participating Preferred Stock) and

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                                                                              27

(ii) the aggregate number of shares of Common Stock originally proposed to be Transferred (either directly or indirectly by the inclusion of Convertible Participating Preferred Stock) by the Transferring LLC Stockholder to the proposed Transferee, at the same price or deemed price per share of Common Stock and upon the same terms and conditions (including without limitation time of payment and form of consideration) applicable to the Transferring LLC Stockholder; PROVIDED, that, if a Transferring LLC Stockholder is not Transferring Common Stock directly (as opposed to, for example, transferring equity interests in Holdings LLC) each LLC Tagging Stockholder shall receive an aggregate amount of consideration for its Transferred Common Stock or Convertible Participating Preferred Stock, as the case may be, equal to the product of (A) the price per share of Common Stock deemed paid to the Transferring LLC Stockholder based on the number of shares of Common Stock being indirectly Transferred (any Convertible Participating Preferred Stock being Transferred by a LLC Tagging Stockholder shall receive the deemed per share purchase price of the underlying Common Stock) and (B) the number of shares of Common Stock being sold (either directly or indirectly by the inclusion of Convertible Participating Preferred Stock) by the LLC Tagging Stockholder; PROVIDED FURTHER, that in order to be entitled to exercise its right to sell shares of Common Stock or Convertible Participating Preferred Stock to the proposed Transferee pursuant to this Section 3.5(b), a LLC Tagging Stockholder must agree to make to the Transferee the same representations, warranties, covenants, indemnities and agreements as the Transferring LLC Stockholder agrees to make in connection with the proposed Transfer of Common Stock of the Transferring LLC Stockholder (except that (i) in the case of representations and warranties pertaining specifically to the Transferring LLC Stockholder a LLC Tagging Stockholder shall make the comparable representations and warranties pertaining specifically to itself (ii) in the case of representations and warranties pertaining specifically to Common Stock, a LLC Tagging Stockholder proposing to Transfer Convertible Participating Preferred Stock shall make comparable representations and warranties pertaining to such Convertible Participating Preferred Stock and (iii) no LLC Tagging Stockholder shall be required to make any representation, warranty, covenant or agreement, or provide any indemnity, pertaining to Holdings LLC) and PROVIDED FURTHER, that all representations and warranties shall be made by LLC Tagging Stockholders severally and not jointly and that the liability of the Transferring LLC Stockholder and the LLC Tagging Stockholders (whether pursuant to a representation, warranty, covenant, indemnification provision or agreement) for liabilities in respect of the Company shall be evidenced in writings executed by them and the proposed Transferee and shall be borne by each of them on a several basis in proportion to the amount of consideration to be received. Any LLC Tagging Stockholder that is a beneficial owner of Common Stock Equivalents (other than Convertible Participating Preferred Stock) and wishes to participate in a sale of Common Stock pursuant to this Section 3.5(b) shall convert, exercise or exchange such number of Common Stock Equivalents into or for, respectively, Convertible Participating Preferred Stock or Common Stock prior to the closing date of such Transfer.

          (c) The Transferring VCP Stockholder or Transferring LLC Stockholder, as the case may be, shall give notice (the "TRANSFER NOTICE") to all relevant Stockholders of each proposed Transfer giving rise to the rights of the VCP Tagging Stockholders and LLC Tagging Stockholders set forth in the first sentence of Section 3.5(a) or Section 3.5(b) hereof, as the case may be, at least forty-five (45) days prior to the proposed consummation of such Transfer, setting forth the name of the Transferring VCP Stockholder or Transferring LLC Stockholder,

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                                                                              28

the number of shares of each class of securities proposed to be so Transferred (either directly or indirectly, such as through a transfer of equity interests in Holdings LLC), the name and address of the proposed Transferee, the proposed amount and form of consideration and other terms and conditions of payment offered by the proposed Transferee, and a representation that the proposed Transferee has been informed of the tag-along rights provided for in this
Section 3.5 and has agreed to purchase such securities in accordance with the terms hereof. The tag-along rights PROVIDED by this Section 3.5 must be exercised by each VCP Tagging Stockholder and LLC Tagging Stockholder, as the case may be, within thirty (30) days following receipt of the Transfer Notice (the "ELECTION PERIOD"), by delivery of a written notice (the "ELECTION NOTICE") to the Transferring VCP Stockholder or Transferring LLC Stockholder, as the case may be, indicating the desire to exercise its rights and specifying the number of shares of each class of securities it desires to sell. The Transferring VCP Stockholder or Transferring LLC Stockholder, as the case may be, shall be entitled under this Section 3.5 to Transfer to the proposed Transferee the number of shares of each class of securities (either directly or indirectly, such as through a transfer of equity interests in Holdings LLC) equal to the difference between (A) the aggregate number of such securities set forth in the Transfer Notice and (B) the aggregate number of such securities that the VCP Tagging Stockholders and LLC Tagging Stockholders, as the case may be, properly exercising their rights pursuant to the preceding sentence are permitted to include in such Transfer pursuant to Section 3.5(a) or Section 3.5 (b) hereof, as applicable. If the proposed Transferee fails to purchase securities from any VCP Tagging Stockholders and LLC Tagging Stockholders, as the case may be, that have properly exercised their tag-along rights, then the Transferring VCP Stockholder or Transferring LLC Stockholder, as the case may be, shall not be permitted to make the proposed Transfer, and any such attempted Transfer shall be void and of no effect, as PROVIDED in Section 3.3 hereof.

          (d) If any of the VCP Tagging Stockholders and LLC Tagging Stockholders, as the case may be, properly exercise their rights under Section 3.5(a) or Section 3.5(b) hereof, in each case, pursuant to Section 3.5(c) hereof, the closing of the purchase of the securities with respect to which such rights have been exercised shall take place concurrently with the closing of the sale of the securities of the Transferring VCP Stockholder or Transferring LLC Stockholder (including an indirect Transfer by a transfer of equity interests in Holdings LLC), as the case may be. If none of the VCP Tagging Stockholders and LLC Tagging Stockholders, as the case may be, properly exercise their rights under Section 3.5(a) or Section 3.5(b) hereof, in each case, pursuant to Section 3.5(c) hereof, then the Transferring VCP Stockholder or Transferring LLC Stockholder, as the case may be, will have (x) sixty (60) days after the expiration of the Election Period to draft, execute and deliver definitive documentation to Transfer the securities (including an indirect Transfer by a transfer of equity interests in Holdings LLC) on terms and conditions no more favorable to the proposed Transferee than those proposed in the Transfer Notice for such proposed Transfer and (y) if such documentation is so drafted, executed and delivered, thirty (30) days thereafter to consummate the Transfer. Any such securities (including an indirect Transfer by a transfer of equity interests in Holdings LLC) not so Transferred by the Transferring VCP Stockholder or Transferring LLC Stockholder, as the case may be, during such ninety (90) day period will again be subject to the provisions of this Section 3.5 upon a subsequent Transfer. No Transfer shall occur pursuant to this Section 3.5 unless the proposed Transferee shall agree to become a party to, and be bound to the same extent as its transferor by the terms of, this Agreement pursuant to the provisions of Section 4.8 hereof.

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                                                                              29

          3.6. PUBLIC OFFERINGS, ETC. So long as VCP and its Affiliates beneficially own on a fully diluted basis at least 35% of the Common Stock originally beneficially owned by it on a fully diluted basis on the Closing Date, at any time after the 5th Anniversary of the Closing Date, VCP may provide notice to the Company (or any successor corporation resulting from a reorganization of the Company) of its desire that an underwritten IPO be effected. Upon receipt of such notice, the Company shall promptly use its reasonable best efforts to take all action required to cause such underwritten IPO to occur within one hundred eighty (180) days of such notice; PROVIDED, that in connection with such underwritten IPO each party hereto hereby agrees to take any action reasonably necessary to comply with the rules or regulations of any securities exchange or securities market on which the Common Stock is to be listed or any law applicable generally to public companies whose securities are publicly held, including amending Section 2 hereof to provide for increasing the number of Directors to the extent necessary to elect independent Directors as required by such rules or regulations and to change the composition of committees of the Board so as to comply with such rules and regulations. If VCP exercises its right hereunder, the terms of the Registration Rights Agreement shall apply; PROVIDED that (i) the proviso at the end of Section 2.1(b) of the Registration Rights Agreement shall not apply to a request pursuant to this
Section 3.6, (ii) a request pursuant to this Section 3.6 shall not be included in the total number of requests granted pursuant to Section 2.2(f)(ii) of the Registration Rights Agreement and (iii) the priority provisions set forth in
Section 2.2(b) of the Registration Rights Agreement shall apply except that (1) shares of Common Stock owned by VCP, Vestar Investment and Vestar Investment II and the Management Investors and their respective permitted transferees under the Registration Rights Agreement shall have second priority, (2) shares of Common Stock owned by other parties to the Registration Rights Agreement (including Holdings LLC) shall have third priority and (3) all other shares of Common Stock shall have fourth priority.

          (b) The provisions of Sections 3.5 and 3.7 shall not be applicable to offers and sales of Equity Securities in a Public Offering or, following the IPO Date, in accordance with Rule 144.

          3.7. DRAG-ALONG RIGHTS. So long as the VCP Directors constitute a majority of the Board of the Company, if any of VCP and its Affiliates receives a bona fide offer from a Third Party to purchase (whether by stock purchase, merger or otherwise) at least 80% of the Common Stock then outstanding on a fully diluted basis, then each other Stockholder and its Permitted Transferees hereby agrees that it will (i) if requested by VCP, vote all Voting Securities beneficially owned or held of record by such Stockholder in favor of such Transfer and the ratification, approval and/or adoption of any and all actions and agreements approved by the Board in connection with such Transfer and (ii) Transfer a percentage of the Equity Securities owned by it (including Convertible Participating Preferred Stock underlying CPUs and Option Stock underlying Options) equal to the percentage of the Equity Securities owned by VCP and its Affiliates being sold by VCP and its Affiliates to such Third Party on the terms of the offer so accepted by VCP; PROVIDED that the terms of such offer applicable to any securities owned by such Stockholder and its Permitted Transferees are no less favorable than the terms of such offer applicable to the securities of the same class owned by VCP and its Affiliates (including with respect to the amount and nature of consideration and time of receipt thereof); PROVIDED FURTHER that any Common Stock Equivalents required to be Transferred pursuant to this

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                                                                              30

Section 3.7 shall be deemed converted into Common Stock in accordance with the terms thereof and the number of shares of Common Stock issued in respect thereof shall be reduced by the number of shares having a value as determined in accordance with the terms thereof equal to any exercise price payable by the holders thereof in connection with such conversion; and PROVIDED FURTHER that if VCP and its Affiliates are Transferring shares of Convertible Participating Preferred Stock for a price less than or equal to clause (i) of the Liquidation Preference thereof, each other Stockholder and its Permitted Transferees Transferring securities other than Convertible Participating Preferred Stock shall receive an amount of consideration therefor equal to the Fair Market Value thereof.

          3.8. PARTICIPATION RIGHTS. (a) The Company shall not issue (an "ISSUANCE"), other than Excluded Securities, any Equity Securities, Other Capital Stock (as defined below) or Other Capital Stock Equivalents (as defined below) (any Equity Securities, Other Capital Stock and Other Capital Stock Equivalents, collectively, which are subject to an Issuance, the "NEW EQUITY INTERESTS"), unless, prior to such Issuance, the Company notifies VCP, Holdings LLC and the Management Investors in writing of the proposed Issuance and grants to VCP, Holdings LLC and the Management Investors and/or, at such party's election, one or more of its Affiliates, the right (the "RIGHT") to subscribe for and purchase a portion of such New Equity Interests proposed to be issued in the Issuance at the same price and upon the same terms and conditions (including, in the event such New Equity Interests are issued as a unit together with other securities, the purchase of such unit, but the Right shall not apply separately to any component of such unit) as set forth in the notice of such Issuance such that:

          (i) immediately after giving effect to the Issuance and exercise of the Right (including, for purposes of this calculation, the issuance of shares of Common Stock upon conversion, exchange or exercise of any Common Stock Equivalent issued in the Issuance or subject to the Right), the shares of Common Stock beneficially owned by VCP, Holdings LLC, the applicable Management Investors and their respective Affiliates on a fully diluted basis (rounded to the nearest whole share) shall represent the same percentage of the aggregate number of shares of Common Stock outstanding on a fully diluted basis as was beneficially owned by VCP, Holdings LLC, the applicable Management Investors and their respective Affiliates immediately prior to the Issuance; and

          (ii) in the case of an Issuance in which (A) shares of capital stock other than Common Stock or Common Stock Equivalents ("OTHER CAPITAL STOCK") or (B) any warrants, rights, calls, options or other securities exchangeable for or exercisable or convertible into Other Capital Stock or any other security other than Common Stock, Common Stock Equivalents or Other Capital Stock entitled to participate in the Company's profits (collectively, "OTHER CAPITAL STOCK EQUIVALENTS") are to be issued, each of VCP, Holdings LLC, the Management Investors and their respective Affiliates shall have the Right to acquire a percentage of the Other Capital Stock or Other Capital Stock Equivalents to be issued in the Issuance equal to the percentage of shares of Common Stock on a fully diluted basis that was beneficially owned on a fully diluted basis by VCP, Holdings LLC, the applicable Management Investors and their respective Affiliates immediately prior to the Issuance.

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                                                                              31

          (b) The Right may be exercised by VCP, Holdings LLC, the applicable Management Investors and/or, at such party's election, one or more of its Affiliates, as the case may be, PROVIDED, that the Person exercising the Right must (i) be an Accredited Investor and (ii) deliver written notice to the Company of such exercise of the Right which is received by the Company within twenty (20) Business Days after the date on which VCP, Holdings LLC or such Management Investor receives notice from the Company of the proposed Issuance. If any of VCP, Holdings LLC or a Management Investor (either directly or through one or more of its Affiliates), but not all of them, fails to exercise the Right so as to purchase the maximum amount of New Equity Interests to which it is entitled in connection with any Issuance, then with respect to such Issuance, each party exercising its Right in full shall have the further Right (the "ADDITIONAL RIGHT") to purchase such New Equity Interests that each non-purchasing party would have been entitled to purchase, subject to allocation among them on a pro rata basis based on the number of shares of Common Stock outstanding on a fully diluted basis beneficially owned by such party. The requirements of the first sentence of this Section 3.8(b) shall apply to the exercise of any such Additional Right, PROVIDED, HOWEVER, that the notice required in clause (ii) thereof shall be required within ten (10) Business Days after the date on which VCP, Holdings LLC or the relevant Management Investor, as applicable, receives notice from the Company of the availability to such party of the Additional Right. The closing of the purchase and sale pursuant to the exercise of the Right shall occur (x) at least ten (10) Business Days (but not later than one hundred eighty (180) days) after the Company receives notice of the exercise of the Right or, if applicable, the Additional Right and (y) prior to or concurrently with the closing of the Issuance.

          (c) In the event that VCP, Holdings LLC or a Management Investor and/or their Affiliates fail to exercise any Right (or Additional Right, if applicable) within the applicable time period, the Company shall have one hundred twenty (120) days thereafter to sell the New Equity Interests for which any such Right (or Additional Right, if any) was not exercised, at a cash or cash equivalent price (as determined in good faith by the Board) and upon general terms no more favorable to the purchasers thereof than as specified in the Company's notice of such Issuance to VCP, Holdings LLC and the Management Investors. In the event the Company has not sold the New Equity Interests within said one hundred twenty (120) day period, the Company shall not thereafter issue or sell any New Equity Interests without first offering such securities to VCP, Holdings LLC and the Management Investors, their successors and Affiliates as PROVIDED above.

          3.9. COMPANY CALL RIGHT. (a) If prior to the Lapse Date, (i) a Management Investor's employment with the Company (and/or, if applicable, its Subsidiaries) is terminated (x) by the Company for Cause or (y) by such Management Investor other than for Good Reason, in each case, other than as result of the Management Investor's death or Disability or (ii) a Management Stockholder shall effect (or purport to effect) a Transfer of any Equity Securities other than as permitted by this Agreement (any of the foregoing a "SECTION 3.9(a) CALL EVENT"), then the Company shall have the right to purchase from the applicable Management Investor, and the applicable Management Investor agrees to sell and transfer to the Company, (I) all of the vested Options then held by such Management Investor (other than upon a termination for Cause, in which case Options terminate) at an aggregate purchase price equal to (A) the Fair Market Value of the Common Stock underlying such vested Options on the date such vested Options are called by the Company minus (B) the exercise price of any such vested Options (the

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                                                                              32

"OPTION CALL PRICE") and (II) all Option Stock then held by such Management Investor at an aggregate purchase price equal to Fair Market Value thereof on the date such Option Stock is called by the Company. Notwithstanding the 181 day period specified in Section 3.9(c), in the event of a termination of the Management Investor's employment by such Management Investor other than for Good Reason, the Company shall provide such Management Investor with a binding written notice within 20 days following such termination of employment that indicates whether it will exercise its call right hereunder with respect to vested Options; provided that if it delivers such notice it may exercise such call right within such 181 day period. Notwithstanding the occurrence of a
Section 3.9(a) Call Event, the Company shall not have the right to purchase (1) Convertible Participating Preferred Stock (or Common Stock, as applicable) issued upon the conversion of CPUs and (2) Purchased Equity Shares, from the applicable Management Investor;

          (b) If, prior to the Lapse Date, a Management Investor's employment with the Company (and/or, if applicable, its Subsidiaries) is terminated (i) by the Company other than for Cause (including the Company's notice of non-renewal of the employment term of a Management Investor under such Management Investor's employment agreement), (ii) by such Management Investor for Good Reason or (iii) as a result of such Management Stockholder's death or Disability (each a "SECTION 3.9(b) CALL EVENT" and together with a Section 3.9(a) Call Event, a "CALL EVENT"), then the Company shall have the right to purchase from such Management Investor, and such Management Investor agrees to sell and transfer to the Company (x) all of the vested Options then held by such Management Investor at an aggregate purchase price equal to (A) the Option Call Price, and (y) all Option Stock then held by such Management Investor at an aggregate purchase price equal to the Fair Market Value thereof on the date such Option Stock is called by the Company. Notwithstanding the occurrence of a Section 3.9(b) Call Event, the Company shall not have the right to purchase (1) Convertible Participating Preferred Stock (or Common Stock, as applicable) issued upon conversion of CPUs and (2) Purchased Equity Shares, from the applicable Management Investor; and

          (c) The Company shall have a period of one hundred eighty one (181) days following the later of (A) the date of a Call Event, (B) the last date of the applicable Management Investor's exercise of his or her Options and (C) the date of discovery of an impermissible Transfer constituting a Section 3.9(a) Call Event, in which to give notice in writing to the applicable Management Investor of the Company's election to exercise its rights pursuant to Section 3.9(a) or 3.9(b), as applicable (a "CALL NOTICE"). The completion of the purchases pursuant to the foregoing shall take place at the principal office of the Company within the later of (A) the tenth business day after the giving of the Call Notice or (B) ten (10) business days after the receipt of all necessary regulatory approvals (including but not limited to the expiration or termination of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if applicable). The price, if any, payable as described in this Section 3.9 shall be paid by delivery to the applicable Management Investor of a certified bank check or checks in the appropriate amount payable to the order of the applicable Management Investor against delivery of certificates or other instruments representing the Equity Securities so purchased, appropriately endorsed or executed by the applicable Management Investor or its authorized representative. The Company may choose to have a designee purchase any Equity Securities elected by it to be purchased hereunder so long as the Company shall bear any reasonable costs and expenses of the applicable Management Investor in connection with the

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                                                                              33

sale to such designee that such Management Investor would not have otherwise incurred in connection with a sale to the Company. All references to the Company in this Section 3.9 shall refer to such designee as the context requires.

          3.10. NON-COMPETITION. Each Management Investor agrees that it shall not, directly or indirectly, compete with the Company or any of its Subsidiaries for a period of two (2) years from the date such Management Investor's employment with the Company (and/or, if applicable, its Subsidiaries) is terminated; provided that this Section 3.10 shall not apply to any Management Investor that is a party to any existing or future contractual obligation with the Company that contains a provision restricting such Management Investor's ability to compete with the Company; PROVIDED, however, that the foregoing shall not prevent any Management Investor from owning any securities of the Company or any of its Affiliates.

          SECTION 4.  MISCELLANEOUS

          4.1. ADDITIONAL SECURITIES SUBJECT TO AGREEMENT. Each Stockholder agrees that any other Equity Securities which it shall hereafter acquire by means of a stock split, stock dividend, distribution or otherwise (other than Equity Securities purchased in a Public Offering or in a brokers' transaction (as defined in Rule 144(g) under the Securities Act) after the IPO Date) shall be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

          4.2. TERMINATION. This Agreement shall terminate, and thereby become null and void and shall have no further force and effect, (A) in its entirety, on the date on which (i) VCP and its respective Affiliates do not beneficially own any Redemption Securities and (ii) the Management Investors do not beneficially own any Equity Securities, (B) as to Article II only, on the date on which VCP and its respective Affiliates do not beneficially own any Redemption Securities and (C) as to any particular Equity Securities, on the date on which they are sold in a Public Offering or in accordance with Rule 144.

          4.3.  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS.

          (a) Each of the Stockholders hereby represents and warrants to the Company and the other Stockholders as follows:

          (i) Such Stockholder has all requisite power and authority (and if a natural person, legal capacity) to execute and deliver this Agreement and the Registration Rights Agreement, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. All action on the part of such Stockholder necessary for the execution and delivery of this Agreement and the Registration Rights Agreement, the consummation of the transactions contemplated hereby and thereby and the performance of all obligations of such Stockholder hereunder and thereunder has been taken prior to the date hereof. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by such Stockholder. Each of this Agreement and the Registration Rights Agreement (assuming due execution and delivery by the Company and the other Stockholders) will be the legal,

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                                                                              34

     valid and binding obligation of such Stockholder, enforceable against it in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (ii) The execution, delivery and performance of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby and thereby, will not result in (A) (1) any violation of, or be in conflict with or constitute a default (with or without notice or lapse of time or both) under, the organizational documents of such Stockholder (unless a natural person), (2) any violation of, or be in conflict with or constitute a default (with or without notice or lapse of time or both) under, any term or provision of, or any right of termination, cancellation or acceleration arising under, any indentures, leases, licenses, contracts, agreements, instruments or undertakings to which such Stockholder is a party or by which any of its assets or properties are bound or (3) any violation under any judicial or administrative judgment, decision, decree, order, settlement, injunction, writ, stipulation, determination or award or any statute, law, ordinance, rule or regulation to which such Stockholder is subject or by which any of its assets or properties are bound or (B) result in the imposition of any Lien on the business or material properties or assets of such Stockholder. No consent, approval, order or authorization of, notice to, or declaration, filing or registration with any governmental authority, or consent, approval or waiver of any other Person, is required to be made or obtained by such Stockholder in connection with the execution, delivery and performance of this Agreement or the Registration Rights Agreement and the consummation of the transactions contemplated hereby except those that have been made or obtained prior to the date hereof.

          (b) Holdings LLC represents and warrants to the Company and the other Stockholders that Sections 3.11(a), 9.1(b), 9.2(a)(i) 11.4(a), 11.5 and 11.16 of
the Holdings LLC Agreement are legal, valid and binding obligations of Holdings LLC and its members, as applicable, enforceable against them in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          4.4.  HOLDINGS LLC INDEMNITY.

          (a) Holdings LLC agrees to indemnify and hold harmless VCP and its Affiliates and their respective directors, members, partners, managers, officers, employees and agents (each, an "Indemnitee") from and against any and all liability, including, without limitation, all obligations, costs, fines, claims, actions, injuries, demands, suits, judgments, proceedings, investigations, arbitrations (including stockholder claims, actions, injuries, demands, suits, judgments, proceedings, investigations or arbitrations) and reasonable expenses, including, without limitation, reasonable accountants' and reasonable attorney's fees and expenses (together the "Losses"), incurred by such Indemnitee or any of the Company and its Subsidiaries prior to or after the Closing Date and arising out of, resulting from, or relating to any claims by Holdings LLC or any of its members or any of their respective Affiliates or any Family Member, director, employee, member, partner, manager, trustee, officer or agent thereof in respect of the Merger, the formation of Holdings LLC, the Offering Memorandum, Solo's conversion from S corporation status to C corporation status, the Management Agreement, the Preferred Stock Purchase Agreement, the Registration Rights Agreement or this Agreement or any other action contemplated thereby, including without limitation, related tax advice; PROVIDED that the foregoing indemnification rights in this Section 4.4 shall not be available to the extent that any such Losses are incurred as a result of such Indemnitee's bad faith, willful misconduct or gross negligence. With respect to any Losses incurred by any of the Company and its Subsidiaries, any such Indemnitee shall be entitled to recover such Indemnitee's proportional share of such Losses based on its percentage ownership of the aggregate equity interest in the Company on a fully diluted basis. For purposes of this Section 4.4, none of the circumstances described in the limitations contained in the proviso in the second preceding sentence shall be deemed to apply absent an order of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee, then any previously advanced indemnity payments shall be promptly repaid by such Indemnitee to Holdings LLC. Holdings LLC shall pay or reimburse each Indemnitee upon demand for any reasonable legal or other out-of-pocket expenses incurred by such Indemnitee in connection with investigating, defending, or preparing to defend any such claim or proceeding; PROVIDED, however, that (i) such Indemnitee shall be required to promptly refund any such amounts to Holdings LLC in the event that it is determined by a court of competent jurisdiction that such Indemnitee is not entitled to indemnification hereunder and (ii) in no event shall Holdings LLC be required to pay fees and expenses under this Section 4.4 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related actions. In the event of any payment of indemnification pursuant to this Section 4.4, so long as any Indemnitee is fully indemnified for all Losses, Holdings LLC will be subrogated to the extent of such payment to all of the related rights of recovery of the Indemnitee to which such payment is made against all other Persons. Such Indemnitee shall execute all papers reasonably required to evidence such subrogation. Holdings LLC shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnitee without its written consent, which consent shall not be unreasonably withheld or delayed. Anything to the contrary in this Section 4.4 notwithstanding, no indemnification rights in this Section 4.4 shall be available to the extent that any such Losses are incurred as a result of a breach by VCP and its Affiliates of their obligations under any of the Management Agreement, the Preferred Stock Purchase Agreement, the Registration Rights Agreement or this Agreement.

          (b) If for any reason the indemnification provided for herein is unavailable to an Indemnitee or is insufficient to hold it harmless as contemplated hereby, then Holdings LLC shall contribute to the amount paid or payable by the Indemnitee as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitee and Holdings LLC, but also the relative fault of Holdings LLC and the Indemnitee, as well as any other relevant equitable considerations.

          4.5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

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                                                                              36

          (a) The Company has all requisite power and authority to execute and deliver this Agreement and the Registration Rights Agreement, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. All action on the part of the Company necessary for the execution and delivery of this Agreement and the Registration Rights Agreement, the consummation of the transactions contemplated hereby and thereby and the performance of all obligations of the Company hereunder and thereunder has been taken prior to the date hereof. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Company. Each of this Agreement and the Registration Rights Agreement (assuming due execution and delivery by each Stockholder) will be the legal, valid and binding obligation of the Company, enforceable against it in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (b) The execution, delivery and performance of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby and thereby, will not result in (a) (i) any violation of, or be in conflict with or constitute a default (with or without notice or lapse of time or both) under, the organizational documents of the Company, (ii) any violation of, or be in conflict with or constitute a default (with or without notice or lapse of time or both) under, any term or provision of, or any right of termination, cancellation or acceleration arising under, any indentures, leases, licenses, contracts, agreements, instruments or undertakings to which the Company is a party or by which any of its assets or properties are bound or
(iii) any violation under any judicial or administrative judgment, decision, decree, order, settlement, injunction, writ, stipulation, determination or award or any statute, law, ordinance, rule or regulation to which the Company is subject or by which any of its assets or properties are bound or (b) result in the imposition of any Lien on the business or material properties or assets of the Company. No consent, approval, order or authorization of, notice to, or declaration, filing or registration with any governmental authority, or consent, approval or waiver of any other Person, is required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement or the Registration Rights Agreement and the consummation of the transactions contemplated hereby except those that (x) in regards to this Agreement, have been made or obtained prior to the date hereof and (y) in regards to the Registration Rights Agreement, have been made or obtained as contemplated therein.

          4.6. OTHER STOCKHOLDERS' AGREEMENTS. None of the Stockholders shall enter into any stockholder agreement or other arrangement of any kind with any Person with respect to Equity Securities which is inconsistent with the provisions of this Agreement or which may impair its ability to comply with this Agreement.

          4.7. AMENDMENTS. This Agreement may be amended only by a written instrument signed (a) by VCP, so long as it (or its Affiliates) owns any Equity Securities, (b) by Holdings LLC, so long as it (or its Affiliates) owns any Equity Securities and (c) by Stockholders which own on a fully diluted basis Equity Securities representing at least a majority of the voting power represented by all Equity Securities outstanding on a fully diluted basis and

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                                                                              37

owned by all Stockholders; PROVIDED, HOWEVER, that if any amendment is not unanimously approved by all affected Stockholders, any changes set forth in such amendment must not materially adversely affect any Stockholder in a manner different from other Stockholders; and PROVIDED FURTHER, that any amendment which adversely effects the Company or imposes an additional obligation thereon must be approved in writing by the Company; and PROVIDED FURTHER, that any amendment which has an adverse effect on any rights of the Senior Executive under this Agreement to an extent that is disproportionately different from the effect of such amendment generally on the other Stockholders holding the same class or classes of Equity Securities held by the Senior Executive must be approved in writing by the Senior Executive.

          4.8. SUCCESSORS, ASSIGNS AND TRANSFEREES. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto (including Stockholders who become a party hereto after the date hereof) and their respective successors, PROVIDED, that no rights granted hereunder specifically to Holdings LLC and its Affiliates, or VCP, Vestar Investment or Vestar Investment II and any of their Affiliates, may be assigned, except to a Permitted Transferee thereof in connection with a Transfer in accordance with the provisions of this Agreement or as otherwise expressly set forth herein, and no Stockholder may assign to a Permitted Transferee any of its rights hereunder other than to a Permitted Transferee in connection with a Transfer of all of the Equity Securities beneficially owned by such Stockholder in accordance with the provisions of this Agreement.

          4.9. NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly PROVIDED herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being delivered to a recognized courier (whose stated terms of delivery are three days or less to the destination of such notice) or, in the case of telecopy notice, when received, addressed as follows to the parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

          if to VCP, Vestar Investment or Vestar Investment II, to:

          Vestar Capital Partners IV, L.P.
          245 Park Avenue
          41st Floor
          New York, New York 10167-4098
          Attention: Norman Alpert
          Telecopy:  (212) 808-4922

          with a copy to:

          Simpson Thacher & Bartlett LLP
          425 Lexington Avenue
          New York, New York 10017
          Attention: Peter J. Gordon
          Telecopy:  (212) 455-2502

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                                                                              38

          if to the Company, to:

          Solo Cup Investment Corporation
          1700 Old Deerfield Road
          Highland Park, Illinois 60035
          Attention: Robert L. Hulseman
          Telecopy:  (847) 831-5849

          if to Holdings LLC or any beneficial owner of units thereof, to:

          SCC Holding Company LLC
          1700 Old Deerfield Road
          Highland Park, Illinois 60035
          Attention: Robert L. Hulseman
          Telecopy:  (847) 831-5849

          in each case, with a copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          333 West Wacker Drive
          Chicago, Illinois 60606
          Attention:  Brian W. Duwe
          Telecopy: (312) 407-0411

          if to the Management Investors, to
          them at the addresses or telecopy
          numbers set forth in the books and records of the Company

          4.10. INTEGRATION. This Agreement and the documents referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof and thereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          4.11. FURTHER ASSURANCES. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder. In particular, in connection with any Liquidity Event, the parties agree to cooperate with each other to structure the transaction to be as mutually tax efficient as possible.

          4.12. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way; PROVIDED that the parties to this Agreement acknowledge and agree that the rights and restrictions set forth in this Agreement are in addition to, and not in replacement of, the rights, restrictions and obligations set forth in the Preferred Stock Purchase Agreement and the Registration Rights Agreement.

          4.13. DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

          4.14. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          4.15. EFFECTIVE DATE. This Agreement shall become effective immediately upon the Closing Date.

          4.16. ENFORCEMENT. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

          4.17. TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          4.18. NO RECOURSE. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Stockholder or the Company or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Stockholder or the Company or any current or future member of any Stockholder or the Company or any current or future director, officer, employee, partner or member of any Stockholder or the Company or of any Affiliate or assignee thereof, as such for any obligation of any Stockholder or the Company under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

          4.19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature.

          4.20. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed therein, except for matters directly within the purview of the General Corporation Law of the State of Delaware (the "DGCL"), which shall be governed by the DGCL. The parties executing this Agreement hereby agree to submit to the non-exclusive jurisdiction of the federal and state courts located in State of New York in any action or proceeding arising out of or relating to this Agreement.

          4.21. ADDITIONAL MANAGEMENT INVESTORS. Any employee or director of any of the Company and its Subsidiaries who becomes party after the date hereof to an agreement pursuant to which he or she receives Equity Securities may become a party hereto and may become bound hereby by entering into a supplementary agreement with the Company agreeing to be bound by the terms hereof in the same manner as the Management Investors. Each such supplementary agreement shall become effective upon its execution by the Company and such employee or director, and it shall not require the signature or consent of any other party hereto. Such supplementary agreement may modify some of the terms hereof as they affect such employee or director.

          IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.


                                          SOLO CUP INVESTMENT CORPORATION


                                          By:/s/ Ronald L. Whaley
                                             -----------------------------------
                                          Name:   Ronald L. Whaley
                                          Title:  President and Chief Operating
                                                  Officer


                                          SCC HOLDING COMPANY LLC


                                          By:/s/ Ronald L. Whaley
                                             -----------------------------------
                                          Name:   Ronald L. Whaley
                                          Title:  Chief Financial Officer


                                          SOLO CUP COMPANY


                                          By:/s/ Ronald L. Whaley
                                             -----------------------------------
                                          Name:   Ronald L. Whaley
                                          Title:  President and Chief Operating
                                                  Officer


                   [Signature Page to Stockholders' Agreement]

                                          VESTAR CAPITAL PARTNERS IV, L.P.

                                          By:  Vestar Associates IV, L.P.,
                                               its general partner

                                          By:  Vestar Associates Corporation IV,
                                               its general partner

                                          By:/s/ John R. Woodard
                                             -----------------------------------
                                             Name:  John R. Woodard
                                             Title: Managing Director


                                          VESTAR CUP INVESTMENT, LLC

                                          By:  Vestar Capital Partners IV, L.P.,
                                               its managing member

                                          By:  Vestar Associates IV, L.P.,
                                               its general partner

                                          By:  Vestar Associates Corporation IV,
                                               its general partner

                                          By:/s/ John R. Woodard
                                             -----------------------------------
                                             Name:  John R. Woodard
                                             Title: Managing Director


                                          VESTAR CUP INVESTMENT II, LLC

                                          By:  Vestar Capital Partners IV, L.P.,
                                               its managing member

                                          By:  Vestar Associates IV, L.P.,
                                               its general partner

                                          By:  Vestar Associates Corporation IV,
                                               its general partner

                                          By:/s/ John R. Woodard
                                             -----------------------------------
                                             Name:  John R. Woodard
                                             Title: Managing Director


                   [Signature Page to Stockholders' Agreement]

                                          MANAGEMENT INVESTORS:


                                          /s/ Ronald L. Whaley
                                          --------------------------------------
                                          Ronald L. Whaley


                   [Signature Page to Stockholders' Agreement]